As filed with the Securities and Exchange Commission on July 5, 2007

Registration No. 333- 141193

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MONOGRAM BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3234479
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

345 Oyster Point Blvd.

South San Francisco, California 94080

(650) 635-1100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

William D. Young

Chief Executive Officer

Monogram Biosciences, Inc.

345 Oyster Point Blvd.

South San Francisco, California 94080

(650) 635-1100

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Steven M. Przesmicki

Cooley Godward Kronish LLP

4401 Eastgate Mall

San Diego, CA 92121

(858) 550-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to registered additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The security holders identified in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated July 5, 2007

PRELIMINARY PROSPECTUS

$30,000,000 0% Convertible Senior Unsecured Notes

13,251,761 Shares of Common Stock

This prospectus relates to our 0% Convertible Senior Unsecured Notes, or the Notes, in the principal amount of $30,000,000, held by certain security holders who may offer for sale the Notes and the shares of our common stock into which the Notes are convertible at any time at market prices prevailing at the time of sale or at privately negotiated prices. The selling security holders may sell the Notes or the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any proceeds from these resales.

The Notes were issued pursuant to a Securities Purchase Agreement with a qualified institutional investor, dated January 11, 2007, at an aggregate purchase price of approximately $22,542,000. Additional shares are issuable upon conversion of the Notes in connection with certain change of control events, pursuant to the terms of an indenture, dated January 12, 2007.

The holders of the Notes may convert the Notes into shares of our common stock at any time prior to maturity at a conversion price of $2.52 per share, subject to adjustment in specified events. Although the notes have a maturity date of December 31, 2026, they are subject to repurchase by Monogram, at the sole option of the holders, beginning on December 31, 2011.

The selling security holders may sell Notes and the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling security holders may sell their securities in the section titled “Plan of Distribution” on page 25.

We do not intend to list the Notes for trading on any national securities exchange. Our common stock is currently traded on the Nasdaq Global Market under the symbol “MGRM.” On July 5, 2007 the last reported sales price for our common stock was $1.65 per share.

Investment in our common stock involves a high degree of risk.

See “ Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about the company and this offering, the following summary may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 6, the financial statements and related notes, and the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering. References in this prospectus to “our company,” “we,” “our,” and “us” refer to Monogram Biosciences, Inc. Reference to “selling security holders” refers to those stockholders listed herein under Selling Security Holders, who may sell shares from time to time as described in this prospectus.

Monogram Biosciences, Inc.

We are a life sciences company committed to advancing personalized medicine and improving patient outcomes through the development of innovative molecular diagnostic products that guide and target the most appropriate treatments. Through a comprehensive understanding of the genetics, biology and pathology of particular diseases, we have pioneered and are developing molecular diagnostics and laboratory services that are designed to:

•

enable physicians to better manage infectious diseases and cancers by providing the critical information that helps them prescribe personalized treatments for patients by matching the underlying molecular features of an individual patient’s disease to the drug expected to have maximal therapeutic benefit; and

•

enable pharmaceutical companies to develop new and improved anti-viral therapeutics and targeted cancer therapeutics more efficiently and cost effectively by providing enhanced patient selection and monitoring capabilities throughout the development process.

We are a leader in developing and commercializing innovative products that help guide and improve the treatment of infectious diseases, cancer and other serious diseases. Our goal with personalized medicine is to enable the management of diseases at the individual patient level through the use of sophisticated diagnostics that permit the targeting of therapeutics to those patients most likely to respond to or benefit from them, thereby offering the right treatment to the right patient at the right time.

Monogram’s PhenoSense™ and GeneSeq™ products provide a practical method for measuring the impact of genetic mutations on human immunodeficiency virus, or HIV, drug resistance. This information is used to optimize various treatment options for the individual patient. We currently market phenotypic and genotypic resistance testing products directed at patients with HIV infection and the drug classes currently approved for use. In addition, we have resistance tests in development or already used in research that are relevant to new drug classes, such as the integrase, entry and assembly classes. In addition to these resistance tests, our Trofile™ Co-Receptor Tropism Assay has been used for patient selection in the phase III trials of the new class of CCR5 antagonists. The first of these, maraviroc from Pfizer Inc. (Pfizer), is currently the subject of a new drug application, or NDA, that is under review by the FDA. We expect that the Trofile Assay may be used for patient selection after regulatory approval of maraviroc and other CCR5 antagonists.

Over the last several years, we have built a business based on the personalized medicine approach in HIV drug resistance testing and in patient screening. We now seek to leverage the experience and infrastructure we have built in the HIV market to the potentially larger market opportunity of cancer utilizing our proprietary eTag™ technology. In the future, we plan to seek opportunities to address an even broader range of serious diseases.

New targeted drug therapies are being introduced for the treatment of cancer. Our proprietary eTag technology provides an assay platform for analyzing very small amounts of tumor samples recovered and prepared in a variety of methods, including formalin fixation, the current standard technique in hospital pathology laboratories. We believe this analytical platform may be well suited for the next generation of targeted cancer therapeutics. We believe that, upon completion of development, our eTag assays may permit the prediction, with a high degree of accuracy, of the likelihood of a patient’s cancer responding to a given therapy, facilitating the selection of more precise and effective therapeutic options. We are developing Epidermal Growth Factor Receptor, or EGFR/HER, eTag assays that we believe will enable physicians to identify the appropriate course of treatment for cancers that have a particular molecular profile. Our current focus is on drugs that target the EGFR/HER receptor family, initially in breast cancer but subsequently in lung and other cancers. We intend to develop eTag assays that target other protein drug targets and signaling pathways that are key drivers of proliferation or survival in cancer cells.

We have incurred net losses each year since inception. As of December 31, 2006, we had an accumulated deficit of approximately $264.0 million. We expect to incur additional operating losses as we complete the development of the eTag technology, transfer the assays into the clinical laboratory, conduct clinical studies and develop the commercial infrastructure to support a commercial launch of our first oncology test.

We were incorporated in the state of Delaware in November 1995 and commenced commercial operations in 1999. Our principal executive offices are located at 345 Oyster Point Blvd., South San Francisco, CA 94080. Further information can be found on our website: www.monogrambio.com. Information found on our website is not incorporated by reference into this prospectus. Our telephone number is (650) 635-1100.

THE OFFERING

This prospectus relates to the sale by certain security holders of our 0% Convertible Senior Unsecured Notes and the shares of our common stock issuable upon conversion of the Notes.

The Notes

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the Notes, see “Description of the Notes” beginning on page 28 of this prospectus.

Issuer	Monogram Biosciences, Inc., a Delaware corporation

Notes Offered	$30,000,000 aggregate principal amount of 0% Convertible Senior Unsecured Notes due December 31, 2026

Interest and Original Issue Discount

Interest on the Notes is zero. The Notes were offered with original issue discount for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

The Notes were issued at a price of $751.42 per $1,000 principal of the Notes. As a result of the issue price, the principal amount of the Notes exceeds the adjusted issue price of the Notes by more than a de minimis amount, and the excess is characterized as original issue discount, or OID, for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Maturity Date	Although the notes have a maturity date of December 31, 2026, a holder may require us to repurchase notes for cash on December 31, 2011, December 31, 2016 and December 31, 2021, at a price equal to 100% of the accreted value. Prior to the fifth year anniversary of the issuance of the Notes, the accreted value is the sum of (a) the issue price of each Note and (b) the portion of the excess of the principal amount of each note over the issue price which has been amortized, in accordance with the indenture, at the rate of 5.84% per annum from the issue date through the date of determination. After the fifth anniversary of the issue date of the Notes, the accreted value will be equal to the principal amount of the Notes.

Conversion	The Notes are convertible at a holder’s option at any time prior to maturity into shares of our common stock, initially at a conversion price of $2.52 per share, subject to adjustment upon certain events.

Auto-Conversion	At any time prior to maturity (subject to certain limitations), we may elect to automatically convert some or all of the Notes into shares of our common stock if (a) the average price of our common stock exceeds 125% of the conversion price for 20 trading days during any 30 trading day period ending within 5 trading days of the notice of automatic conversion, and (b) certain conditions related to the listing of our common stock, our compliance with the indenture and the rules of the NASDAQ Global Market, and the registration of the shares issuable upon auto-conversion shall have been satisfied as of the date of the notice of automatic conversion and, subject to certain exceptions, remain satisfied through the automatic conversion date. Subject to certain limitations set forth in the indenture and the satisfaction of such equity conditions, we will pay to the holders a premium make-whole amount equal to $84.7526 per $1,000 principal amount of Notes so converted, such premium make whole amount being reduced over the initial 3 year period following the closing. The premium make-whole amount may be paid in shares of our common stock upon any such automatic conversion, provided that certain conditions are satisfied. See “Description of the Notes —Conversion Rights — Automatic Conversion.”

Additional Shares upon Conversion in Connection with Certain Events	If a holder elects to convert Notes in connection with certain corporate change of control transactions in which 10% or more of the consideration for the common stock consists of cash, securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or the NASDAQ Capital Market, we will increase the conversion rate for the Notes surrendered for conversion by a number of additional shares as described in the indenture. See below under “Description of the Notes—Conversion Rights—Conversion Price Adjustments.”

Adjustments to the Conversion Price	The conversion price of the Notes will be subject to adjustments as set forth under the section entitled “Description of the Notes—Conversion Rights—Conversion Rate Adjustments.”

Redemption of Notes at Our Option	At any time from and after December 31, 2009, we may redeem some or all of the Notes at a redemption price equal to the accreted value of such Notes, plus liquidated damages, if any accrued and unpaid thereon, but excluding, the redemption date, provided that the equity conditions shall have been satisfied as of the date of the redemption notice and, subject to certain exceptions, remain satisfied through the redemption date. If we elect to redeem the Notes, we will provide notice of redemption to the holders not less than 30 days and not more than 60 days before the redemption date. See below under “Description of the Notes—Optional Redemption by Us.”

Repurchase of Notes at a Holder’s Option	A holder may require us to repurchase notes for cash on December 31, 2011, December 31, 2016 and December 31, 2021, at a price equal to 100% of the accreted value.

Repurchase of Notes Upon a Repurchase Event at a Holder’s Option	Upon a change of control or if our common stock is no longer traded on a U.S. national securities exchange, quoted on the NASDAQ Capital Market, or approved for trading and or eligible for quotation on an established automated over-the-counter trading market in the U.S., a holder may require us to repurchase notes in cash at a price equal to 100% of the accreted value to the applicable repurchase date, plus the premium make-whole amount, if any, if such repurchase by us occurs prior to the third anniversary of the issue date upon the occurrence of a repurchase event.

Ranking

The Notes are unsecured, are subordinated to certain senior debt (including our 3% Senior Secured Convertible Notes due May 19, 2010 issued to Pfizer, Inc., as amended, and up to $10 million committed under our credit facility with Merrill Lynch), are effectively subordinated to any secured indebtedness (to the extent of its security) and rank on parity with all of our other existing and future unsubordinated debt. As of March 1, 2007, we had $25.0 million of indebtedness that ranks senior to the Notes. See “Ranking and Subordination” beginning on page 38.

Use of Proceeds	We will not receive any of the proceeds from the sale of the Notes or shares of common stock by the selling security holders sold under this prospectus.

Book-entry Form	The Notes have been issued in book-entry form and are represented by a single global note deposited with, or on behalf of, the Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Investors in the global note who are participants in DTC may hold their beneficial interests in the global note directly through DTC. Investors in the global note who are not participants in DTC may hold their beneficial interests through organizations that are participants in DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC (or its nominee) and its participants. See “Description of the Notes — Global Note, Book-Entry Form.”

Except in limited circumstances, participants and indirect participants are not entitled to receive physical delivery of definitive Notes or to have Notes issued and registered in their names and are not considered the owners or holders of the Notes under the indenture.

Interests in the global note and the definitive Notes, if any, are issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

Registration Rights	Under the terms of a registration rights agreement that we entered into on January 11, 2007 in connection with the private offering of the Notes, we have filed a shelf registration statement under the Securities Act of 1933 relating to the resale of the Notes and the common stock issuable upon conversion of the Notes. This prospectus constitutes a part of that registration statement. We filed the shelf registration statement to permit the resale of the Notes and shares of common stock issuable upon conversion of those Notes, and investors who purchase Notes or shares of common stock issuable upon conversion of the Notes from the selling holders in this offering will not be entitled to any registration rights under the registration rights agreement. In addition, under the registration rights agreement, selling holders may be required to discontinue the sale or other disposition of Notes and shares of common stock issued upon conversion of the Notes pursuant to the shelf registration statement and to discontinue the use of this prospectus under certain circumstances specified in the registration rights agreement.

Governing Law	The Notes and the indenture are governed by, and construed in accordance with, the laws of the State of New York.

NASDAQ Exchange Symbol	Our common stock is listed on the NASDAQ Global Market under the symbol “MGRM.”

RISK FACTORS

Investment in our shares involves a high degree of risk. In addition to the other information in this prospectus, you should carefully consider the risks described below, which we believe are the material risks we face, before purchasing our common stock. If any of the following risks actually occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the trading price of our common stock could decline, and you might lose all of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties, not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these additional risks and uncertainties occurs, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Relating to the Business

We have not achieved profitability and we anticipate continuing losses, which may cause our stock price to fall.

We have experienced significant losses each year since inception, and we expect to continue to incur additional losses as we complete the development of the eTag technology and commercialize products for oncology. We have experienced losses applicable to common stockholders of $11.5 million for the three months ended March 31, 2007. As of March 31, 2007, we had an accumulated deficit of approximately $275.5 million, including a charge in 2004 of $100.6 million for in-process research and development related to our merger with ACLARA. We expect to continue to incur losses, primarily as a result of expenses related to:

•	research and product development costs, including the continued development and validation of the eTag technology and products based on that technology;

•	clinical studies to validate the effectiveness of eTag assays as tests for responsiveness of cancer patients to particular cancer therapies;

•	sales and marketing activities related to existing and planned products, including the development of a sales organization focused on the oncology market;

•	general and administrative costs to support growth of the business;

•	interest expense related to outstanding debt;

•	non-cash adjustments in our statement of operations to reflect changes in the fair value of the embedded derivatives in our outstanding convertible debt;

•	cost of relocating to new facilities on expiry of current leases, and higher market rent and capital and operating expenses as a result of the need for additional laboratory and office; and

•	non-cash adjustments relating to stock-based compensation.

If our losses continue, our liquidity may be impaired, our stock price may fall and our stockholders may lose part or all of their investment.

New classes of drugs for treatment of HIV may not be successful in clinical trials and may not be approved by the FDA, the drugs may not require our testing services when approved. If the drugs are approved by the FDA and require our testing services, we may not be able to adequately meet the demand for these services in all markets.

Our testing services, including our Trofile Assay, have been used by certain pharmaceutical company customers, including Pfizer, in phase III clinical trials of the new class of CCR5 antagonist drugs. Pfizer’s CCR5 antagonist, maraviroc, is currently the subject of an NDA that is under review by the FDA. As the clinical trial of maraviroc was competed in mid 2006, revenue from this trial, and total revenue have been reduced in the third and fourth quarters of 2006 and in the first quarter of 2007. Revenues are expected to be similarly reduced until the potential use of our Trofile Assay after the potential FDA approval of maraviroc.

If new drugs are approved, patient testing use of the Trofile assay could be an important source of future testing revenue. However, the likelihood of drugs receiving FDA approval is subject to significant uncertainty and is determined by factors outside of our control. Difficulties encountered by our pharmaceutical company customers related to patient enrollment, drug performance, regulatory considerations and other factors could cause trials to be delayed or terminated or cause the drugs not to get approved. If such events occurred, our revenues would be adversely affected and could decline. If safety or efficacy concerns arise related to the entire class of CCR5 antagonists, all clinical trials related to this class of drugs could be terminated and the drugs might not be approved by the FDA, which would abruptly and negatively impact our revenues. There is also no guarantee that our testing services will be required or used by physicians if the drugs are approved by the FDA. If such use does not develop after approval then these drugs will not generate significant future patient testing revenues. If the drugs are approved and our testing services are required for these drugs, we may not be able to deliver our testing services on a global basis in support of the drugs, which could damage our market position, adversely affect our business, and cause our revenues to decline. While there are a number of such new drugs in development, Pfizer’s CCR5 antagonist, maraviroc, is significantly further advanced in the clinical and regulatory process than any other CCR5 antagonist. A New Drug Application, or NDA, for maraviroc is under review by the FDA. Any difficulty related to this drug in particular would have a serious adverse affect on our revenues and business.

We derive a significant portion of our revenues from a small number of customers and our revenues may decline significantly if any major customer cancels, reduces or delays a purchase of our products.

Our revenues to date consist, and are anticipated to consist in 2007, largely of sales of HIV testing products. We have significant customer concentration and the loss of any major customer or the reduced use of our products by a major customer could have a significant negative impact on our revenue. Our revenue derived from tests performed for beneficiaries of the Medicare and Medicaid programs represented approximately 30% and 18% of our revenue for the three months ended March 31, 2007 and 2006, respectively. Pfizer represented approximately 11% and 33% of our total revenue for the three months ended March 31, 2007 and 2006, respectively. Quest Diagnostics Incorporated represented approximately 12% and 8% of our total revenue for the three months ended March 31, 2007 and 2006, respectively. Laboratory Corporation of America represented approximately 12% and 5% of our total revenue for the three months ended March 31, 2007 and 2006, respectively. Gross accounts receivable balances from Medicare and Medicaid represented 37% and 27% of gross accounts receivable balance at March 31, 2007 and December 31, 2006, respectively. It is likely that we will have significant customer concentration in the future. Following our entry into a Collaboration Agreement with Pfizer in May 2006, and the amendment of our services agreement with Pfizer, we expect Pfizer’s significance as a customer will grow. Although certain of our agreements with pharmaceutical company customers have provisions for minimum purchases, these provisions are generally subject to annual renewal or cancellation provisions. The loss of any major customer, a slowdown in the pace of increasing physician and physician group sales as a percentage of sales, cancellation or non-renewal of agreements with pharmaceutical company customers, the delay of significant orders from any significant customer, even if only temporary, or delays or terminations of clinical trials by pharmaceutical company customers, could have a significant negative impact on our revenues and our ability to fund operations from revenues, generate cash from operations or achieve profitability.

We may be unable to perform under our collaboration agreement with Pfizer, which could adversely affect our business.

Our collaboration agreement with Pfizer requires us to make our Trofile Assay available in the United States and to perform the assay for Pfizer in accordance with agreed upon performance standards. We are also obligated to undertake certain efforts to plan for, establish and maintain an infrastructure to support the availability of the assay in countries outside the United States designated by Pfizer.

We have never been subject to breach remedies in the case of failure to meet performance standards like those in the Pfizer collaboration agreement, and we may be unable to meet them. The performance standards include standards regarding shipment times, assay turnaround times, percent of unscreenable samples and assay sensitivity. In addition, patient blood samples originating outside the United States will be included in the overall performance standards. We anticipate that under the collaboration agreement we will receive patient samples from countries and laboratories that we have not previously dealt with, although individual sites and countries must meet minimum volume and performance standards before they are included in the overall performance standard calculations. Samples from these sources may not be consistently collected or maintained in accordance with our requirements, which could make a sample unscreenable or lead to unacceptable variability in the assay results. While we and Pfizer have agreed to exclude third party sample collection problems from the measurement of our performance under the collaboration agreement, there may be instances where we are unable to identify a sample collection problem, or where we and Pfizer disagree as to whether or not a performance issue is attributable to such a problem. In performing under the collaboration agreement, we will need to contract with third party laboratories outside the United States. We do not have experience in negotiating and managing relationships with overseas laboratories, and may have difficulty doing so. In addition, we anticipate that certain HIV variants will be more prevalent in patient populations in some countries from which we will be receiving patient samples under the collaboration, and with which we do not have extensive prior experience. Our assay may not work effectively with these variants, or may require additional enhancements. The foregoing and other factors may make us unable to perform under our collaboration with Pfizer, which could constitute a material breach of the collaboration agreement.

Following certain uncured material breaches by us under the collaboration agreement, including our failure to achieve the performance standards, Pfizer will be entitled to establish its own facility, with our assistance, to perform the assay in support of its human clinical trials, and to perform the assay in respect of patient blood samples. For these purposes, we have granted Pfizer a license to use intellectual property rights and proprietary materials related to the assay, secured by a security interest in favor of Pfizer, in intellectual property rights and proprietary materials related to the assay. Pfizer would pay us a royalty for each such assay that it performs. If we materially default under the collaboration agreement, including failing to achieve the performance standards, and Pfizer becomes entitled to use our intellectual property and proprietary materials to establish its own facility, our business could be significantly and adversely impacted by this potential loss in service revenue from Pfizer.

We are currently restricted by accounting rules in our ability to recognize revenue from activities under the collaboration agreement with Pfizer, impacting our revenue and profitability.

In accordance with Emerging Issues Task Force Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables,” (“EITF 00-21”) revenue arrangements entered into after June 15, 2003, that include multiple element arrangements are analyzed to determine whether the deliverables are divided into separate units of accounting or as a single unit of accounting. Revenues are allocated to a delivered product or service when all of the following criteria are met: (1) the delivered item has value to the customer on a standalone basis; (2) there is objective and reliable evidence of the fair value of the undelivered item; and (3) if the arrangement includes a general right of return relative to the delivered item, delivery or performance of the undelivered item is considered probable and substantially in our control. If all of the three required criteria under EITF 00-21 are met, then the deliverables would be accounted for separately, as performed. Otherwise, the arrangement would be accounted for as a single unit of accounting and the payments for performance obligations would be recognized as revenue over the estimated period of when the performance obligations are performed. If we cannot reasonably estimate when a performance obligation either ceases or becomes inconsequential, then revenue is deferred until we can reasonably estimate when the performance obligation ceases or becomes inconsequential.

The Pfizer collaboration is a multiple element arrangement, including supply of the Trofile Assay in additional clinical studies (including early access programs in both the U.S. and outside the U.S.), supply of the Trofile Assay for clinical use outside of the U.S., reimbursement of costs for the establishment and operation of supply infrastructure outside of the U.S. and potential assistance to Pfizer in the establishment and operation of a second facility for processing of tropism assays. Under the guidelines of EITF 00-21, we have determined that the collaboration with Pfizer should be accounted for as a single unit of accounting due to the absence of established fair values of certain undelivered elements. Accordingly, we have deferred revenue under this collaboration until the earlier of establishment of fair values or completion of the deliverables. Additionally, related direct costs that are contractually reimbursable on a non-refundable basis under this collaboration have been deferred. We anticipate the application of these accounting rules will prevent us from recognizing any revenue under the Pfizer collaboration for at least several years, until the expiry or termination of the agreement, or the completion of certain deliverables, which we anticipate will be at least several years, if not longer, which would adversely affect our profitability.

Proposed new products based on the eTag technology could be delayed or precluded by regulatory, clinical or technical obstacles, thereby delaying or preventing the development, introduction and commercialization of these new products and adversely impacting our revenue and profitability.

We are developing testing products for use in connection with the treatment of cancer patients. These products will be based on the proprietary eTag technology and are expected to leverage our experience in patient testing for HIV. We expect that the development and commercialization of eTag assays for use in clinical trials by pharmaceutical and biotechnology customers could exceed one year. In addition, we expect to commercialize clinical assays for diagnostic use in patient testing, upon the successful completion of product development and automation for high throughput, validation of assays in a Clinical Laboratory Improvement Amendments, or CLIA, certified laboratory format, and attainment of clinical validation through clinical trials, which could also exceed one year. The completion of these research and development activities is subject to a number of risks and uncertainties including the extent of clinical trials required for regulatory and marketing purposes, the timing and results of clinical trials, inability to access tumor samples on which to conduct studies of the correlation between measurements by eTag assays and clinical outcomes, failure to validate the technology in clinical trials and failure to achieve necessary regulatory approvals. These factors make it impossible to predict with any degree of certainty whether we will be able to complete the development of commercial products utilizing eTag technology or if we are able to do so what the cost and timing of such completion may be.

The FDA may impose medical device regulatory requirements on our tests, including possible pre-market approval requirements, which could be expensive and time-consuming and could prevent us from marketing these tests.

In the past, the FDA has not required that genotypic or phenotypic testing for HIV conducted at a clinical laboratory be subject to pre-marketing clearance or approval, although the FDA has stated that it believes its jurisdiction extends to tests generated in a clinical laboratory. We received a letter from the FDA in September 2001 that asserted such jurisdiction over in-house tests like our HIV resistance tests, but which also stated the FDA was not currently requiring pre-market approval for HIV monitoring tests such as ours provided that the promotional claims for such tests are limited to its analytical capabilities and do not mention the benefit of making treatment decisions on the basis of test results. The FDA letter to us also asserted that our GeneSeq ™ test had been misbranded due to the use of purchased analyte specific reagents, or ASRs, if test reports did not include a statement disclosing that the test has not been cleared or approved by the FDA. Since 2002, we have utilized in-house prepared ASRs in our products. The FDA has indicated in discussions that the focus of the letter was our genotypic tests and not our phenotypic tests, but there is no certainty its focus will remain narrow.

As our Trofile Assay has been used in phase III trials of CCR5 inhibitor drug candidates, we filed a master file with the FDA providing information about the specification and validation of the assay. We have had discussions with the FDA regarding this information and the use of our tests as a patient selection tool in such trials. While we currently believe that we will be able to provide our Trofile Assay as a CLIA based service for use as a patient selection tool for CCR5 drugs, such as maraviroc, once those drugs are approved by the FDA, there is no guarantee that the FDA will not seek to regulate such services. On April 24, 2007 during the FDA Advisory Panel meeting on maraviroc an FDA representative stated that the agency was continuing to review whether it could or should further regulate our Trofile Assay.

In September 2006, the FDA issued draft guidance related to the regulation of certain kinds of tests, multivariate index assays (“MIAs”) provided by CLIA labs. This draft guidance is currently subject to public comment and may be revised before being finalized. The draft guidance states that it applies to those tests provided by CLIA laboratories and that are categorized as IVD MIAs where multiple variables are analyzed, using complex statistical proprietary algorithms and the reported results may not be understood by physicians. It is not clear which tests may be covered by the final guidance when issued, when such guidance may be issued or what form of approval process may be required. There is no assurance that some or all of our current products and products in development, including those for HIV or for cancer based on the eTag technology, will not be covered by the final guidance. In addition, certain members of Congress have announced that they may introduce proposed legislation regarding laboratory testing, which may apply to current or future products.

Either as a result of a decision to produce future test kits, or as a result of FDA regulation or other regulation, of our laboratory testing business, we may become subject to Good Manufacturing Practice Regulation, or GMP, under the auspices of the FDA. Our facilities are not GMP compliant. If our operations are subject to GMP regulation, then we will be required to establish a GMP compliant facility, or to enter into a relationship with a third party manufacturer that operates a GMP compliant facility. We do not have experience with GMP compliance. GMP compliance, or entry into a manufacturing relationship with a third party manufacturer, would be time-consuming and expensive. We anticipate that if we are required to establish our own GMP compliant facility, or we elect to enter into a relationship with a GMP compliant third party, either process would be completed in parallel with developing the proposed testing products, could take over one year, and would require significant start-up costs and would significantly increase on-going overhead costs.

We cannot be sure that the FDA will accept the steps we take, or that the FDA will not require us to alter our promotional claims or undertake the expensive and time-consuming process of seeking premarket approval with clinical data demonstrating the sensitivity and specificity of our currently offered tests or tests in development, including tests for oncology based on our eTag technology. If premarket approval is required, we cannot be sure that we will be able to obtain it in a timely fashion or at all; and in such event the FDA would have authority to require us to cease marketing tests until such approval is granted.

In general, we cannot predict the extent of future FDA or other regulation, including congressional regulation, of our business. In the future, we might be subject to greater or different regulations that could have a material effect on our finances and operations. If we fail to comply with existing or additional FDA regulations, it could cause us to incur civil or criminal fines and penalties, increase our expenses, prevent us from increasing revenues, or hinder our ability to conduct our business.

With the broadening of our business from infectious disease to oncology, we are a larger and broader organization. If our management is unable to adequately manage the company, our operating results will suffer.

As of March 31, 2007, our total number of employees was 320. Our proposed testing products using the eTag technology and our commercialization infrastructure have not yet been developed, and the two will need to be integrated as a necessary part of the development process. We do not have experience in commercializing testing products for use in the oncology field. We face challenges inherent in efficiently managing an increased number of employees and addressing new markets, including the need to implement appropriate systems, policies, benefits and compliance programs and the need to build a sales organization focused on oncologists.

Difficulties or delays in successfully managing the substantially larger and broader organization could have a material adverse effect on our business and, as a result, on the market price of our common stock.

We could lose key personnel, which could materially affect our business and require us to incur substantial costs to recruit replacements for lost personnel.

We consider William D. Young, Chairman and Chief Executive Officer, Christos J. Petropoulos, Ph.D., Vice President, Research and Development and Chief Scientific Officer, Michael Bates, M.D., Vice President, Clinical Research, and Jeannette Whitcomb, Ph.D., Vice President, Operations, to be key to the management of our business and operations.

Any of our key personnel could terminate their employment at any time and without notice. We do not maintain key person life insurance on any of our key employees. Any failure to attract and retain key personnel could have a material adverse effect on our business.

Charges to operations resulting from the possible future impairment of goodwill and intangible assets may adversely affect the market value of our common stock.

If we are unable to successfully develop products based on our eTag technology, our financial results, including earnings (loss) per common share, could be adversely affected. In accordance with United States generally accepted accounting principles, we have accounted for the merger with ACLARA as a business combination. We have allocated the total purchase price to the acquired net tangible assets, amortizable intangible assets, and in-process research and development based on their fair values as of the date of completion of the merger, and have recorded the excess of the purchase price over those fair values as goodwill.

To the extent the value of goodwill becomes impaired, we may be required to incur material non-cash charges relating to the impairment of those assets. The additional charges could adversely affect our financial results, including earnings (loss) per common share, which could cause the market price of our common stock to decline.

Our current products may not continue to receive market acceptance and our potential future products may not achieve market acceptance, which could limit our future revenue.

Our ability to establish our testing products, both current and potential, as the standard of care to guide and improve the treatment of viral diseases and cancer will depend on continued acceptance and use of our current testing products by physicians and clinicians and pharmaceutical companies, similar acceptance and use of our potential future products and the development and commercialization of new drugs and drug classes that require or could benefit from testing services such as ours. While certain testing products for viral diseases are established, others are still relatively new, and testing products for the treatment of cancer have not yet been developed. We cannot predict the extent to which physicians and clinicians will accept and use these testing products. They may prefer competing technologies and products. The commercial success of these testing products will require demonstrations of their advantages and potential clinical and economic value in relation to the current standard of care, as well as to competing products. Market acceptance of our products will depend on:

•

our marketing efforts and continued ability to demonstrate the utility of PhenoSense in guiding anti-viral drug therapy, for example, through the results of retrospective and prospective clinical studies;

•	our ability to demonstrate the advantages and potential economic value of our PhenoSense testing products over current treatment methods and other resistance tests;

•

the success of clinical trials of the new class of CCR5 antagonists for HIV in which our testing services are being used, whether those drugs get approved by the FDA and whether our tests are required or recommended after the drugs are approved;

•	the development and commercialization of competitive products for the assessment of tropism related to the use of CCR5 antagonists;

•	the effectiveness of Pfizer in developing the market and commercializing our Trofile Assay outside of the United States;

•	our ability to demonstrate to potential customers the clinical benefits and cost effectiveness of our eTag technology, relative to competing technologies and products;

•	the extent to which opinion leaders in the scientific and medical communities publish supportive scientific papers in reputable academic journals;

•	the extent and success of our efforts to market, sell and distribute our testing products;

•	the timing and willingness of potential collaborators to commercialize our PhenoSense and eTag products and other future testing product candidates;

•	general and industry-specific economic conditions, which may affect our pharmaceutical customers’ research and development, clinical trial expenditures and the use of our PhenoSense and eTag products;

•	progress of clinical trials conducted by our pharmaceutical customers;

•	our ability to generate clinical data indicating correlation between data recognized by eTag assays and clinical responses to particular drugs;

•	changes in the cost, quality and availability of equipment, reagents and components required to manufacture or use our PhenoSense and eTag products and other future testing product candidates;

•

the development by the pharmaceutical industry of anti-viral drugs and targeted medicines for specific patient populations, the success of these targeted medicines in clinical trials and the adoption of our technological approach in these development activities; and

•	our ability to develop new products.

If the market does not continue to accept our existing testing products, such as our PhenoSense products or does not accept our future testing products such as products based on the eTag technology, our ability to generate revenue will be limited.

Our revenues will be limited or diminished if changes are made to the way that our products are reimbursed, or if government or third-party payors limit the amounts that they will reimburse for our current products, or do not authorize reimbursement for our planned products.

Government and third-party payors, including Medicare and Medicaid, require that we identify the services we perform in our clinical laboratory using industry standard codes known as the Current Procedural Terminology, or CPT, codes, which are developed by the American Medical Association, or AMA. Most payors maintain a list of standard reimbursement rates for each such code, and our ability to be reimbursed for our services is therefore effectively limited by our ability to describe the services accurately using the CPT codes. From time to time, the AMA changes its instructions about how our services should be coded using the CPT codes. If these changes leave us unable to accurately describe our services or we are not coordinated with payors such that corresponding changes are made to the payors’ reimbursement schedules, we may have to renegotiate our pricing and reimbursement rates, the changes may interrupt our ability to be reimbursed, and/or the overall reimbursement rates for our services may decrease dramatically. In addition, we may spend significant time and resources to minimize the impact of these changes on reimbursement.

Government and third-party payors are attempting to contain or reduce the costs of healthcare and are challenging the prices charged for medical products and services. In addition, increasing emphasis on managed care in the United States will continue to put pressure on the pricing of healthcare products. This could in the future limit the price that we can charge for our products or cause fluctuations in reimbursement rates for our products. This could hurt our ability to generate revenues. Significant uncertainty exists as to the reimbursement status of new medical products like the products we are currently developing and that we expect to develop, such as the Trofile Co-Receptor Tropism Assay and eTag Assays for oncology. This will especially be the case if these products fail to show demonstrable value in clinical studies. If government and other third-party payors do not continue to provide adequate coverage and reimbursement for our testing products or do not authorize reimbursement for our planned products, our revenues will be reduced.

Our outstanding senior indebtedness to Pfizer and Merrill Lynch Capital imposes restrictions on how we conduct our business, and if we fail to meet our obligations under this indebtedness, our payment obligations may be accelerated and collateral for our loans may be forfeited.

In May 2006, in connection with our entry into a Collaboration Agreement, we and Pfizer entered into a Note Purchase Agreement, which we amended in January 2007, pursuant to which we sold to Pfizer a 3% Senior Secured Convertible Note in the principal amount of $25 million. The Pfizer Note is secured by a first priority security interest in favor of Pfizer in our assets related to our HIV testing business.

Under the terms of the Pfizer Note, we are prohibited from incurring certain types of indebtedness, from permitting certain liens on our assets, from entering into transactions with affiliates and from entering into certain capital transactions such as dividends, stock repurchases, capital distributions or other similar transaction without Pfizer’s prior consent. We are also subject to certain other covenants as set forth in the Pfizer Note, including limitations on our ability to enter into new lines of business. These limitations imposed by the Pfizer Note could impair our ability to operate or expand our business.

In addition, in September 2006 we entered into a credit and security agreement with Merrill. Our agreement with Merrill provides us with a $10 million revolving credit line and grants Merrill a security interest over certain of our assets, including our accounts receivable, intellectual property used or held for use in connection with our oncology testing business, and our inventory. Under the terms of this agreement, we are also prohibited from incurring certain types of indebtedness and certain liens on our assets.

If an event of default occurs under either of these loan arrangements, Pfizer or Merrill, as the case may be, may declare the outstanding principal balance and accrued but unpaid interest owed to them immediately due and payable, which would have a material adverse affect on our financial position. A default under either our Pfizer or Merrill indebtedness would also trigger a default under the terms of our convertible senior unsecured notes, in the principal amount of $30 million. We may not have sufficient cash to satisfy these obligations. If a default occurs under the Pfizer Note, and we are unable to repay Pfizer, Pfizer could seek to enforce its rights under its first priority security interest in our assets related to our HIV testing business. If this were to happen, Pfizer may receive some or all of the assets related to our HIV testing business in satisfaction of our debt, which could cause our business to fail. Similarly, if a default occurs under our agreement with Merrill, and we are unable to repay Merrill, Merrill could seek to enforce its security interest in the assets it has secured, including our accounts receivable, intellectual property used or held for use in connection with our oncology testing business, and our inventory, which could also cause our business to fail.

Billing complexities associated with health care payors could delay our accounts receivable collection, impair our cash flow and limit our ability to reach profitability.

Billing for laboratory services is complex. Laboratories must bill various payors, such as Medicare, Medicaid, insurance companies, doctors, employer groups and patients, all of whom have different requirements. Our revenue derived from tests performed for beneficiaries of the Medicare and Medicaid programs represented approximately 30% and 18% of our revenue for the three months ended March 31, 2007 and 2006, respectively. In addition, gross accounts receivable balances from Medicare and Medicaid represented 37% and 27% of gross accounts receivable balance at March 31, 2007 and December 31, 2006, respectively. Billing difficulties often result in a delay in collecting, or ultimately an inability to collect, the related receivable. This impairs cash flow and ultimately reduces profitability if we are required to record bad debt expense and/or contractual adjustments for these receivables. Our accounts receivable balances have decreased in 2006 from 2005 but increased in 2005 from 2004. We recorded bad debt expense of $0.3 million and $0.2 million for the three months ended March 31, 2007 and 2006, respectively.

Among many other factors complicating billing are:

•	complexity of procedures, and changes in procedures, for electronic processing of insurance claims;

•	cumbersome nature of manual processes at payors for processing claims where electronic processing is not possible;

•	pricing or reimbursement differences between our fee schedules and those of the payors;

•	changes in or questions about how products are to be identified in the requisitions;

•	disputes between payors as to which party is responsible for payment;

•	disparity in coverage among various payors; and

•	difficulties of adherence to specific compliance requirements and procedures mandated by various payors.

Ultimately, if such issues are not resolved in a timely manner, our cash flows could be impaired and our ability to reach profitability could be limited.

We may encounter problems or delays in processing tests or in expanding our automated testing systems, which could impair our ability to grow our business, generate revenue and achieve and sustain profitability.

In order to meet future projected demand for our products and fully utilize our current clinical laboratory facilities, we may have to expand the volume of patient samples that we are able to process. We will also need to incorporate the eTag assays into our laboratory processes. We will also need to continue to develop our quality-control procedures and to establish more consistency with respect to test turnaround so that results are delivered in a timely manner. Thus, we will need to continue to develop and implement additional automated systems to perform our tests. We have installed laboratory information systems over the past few years to support the automated tests, analyze the data generated by our tests and report the results. If these systems do not work effectively as we scale up our processing of patient samples, we may experience processing or quality-control problems and may experience delays or failures in our operations. These problems, delays or failures could adversely impact the promptness and accuracy of our transaction processing, which could impair our ability to grow our business, generate revenue and achieve and sustain profitability. We have experienced periods during which processing of our test results was delayed and periods during which the proportion of samples for which results could not be generated were higher than expected. While we are continuing to attempt to minimize the likelihood of any recurrence of these issues, future delays, processing problems and backlog may nevertheless occur, resulting in the loss of our customers and/or revenue and an adverse effect on our results of operations.

We face intense competition, and if our competitors’ existing products or new products are more effective than our products, the commercial opportunity for our products will be reduced or eliminated.

The commercial opportunity for our products will be reduced or eliminated if our competitors develop and market new testing products that are superior to, or are less expensive than, the testing products that we develop using our proprietary technology. The biotechnology industry evolves at a rapid pace and is highly competitive. Our competitors for our HIV resistance testing products include manufacturers and distributors of phenotypic and genotypic drug resistance technology, such as Tibotec-Virco, a division of Johnson & Johnson, Specialty Laboratories, Applied Biosystems Group, Visible Genetics, a division of Siemens, Viralliance, and reference and academic laboratories. For our Trofile Assay, we are not aware of any other products currently available for this application. However, we are aware of efforts by third parties to develop competitive assays using phenotypic and genotypic approaches. We believe genotypic approaches to the identification of tropism are thought to be significantly less precise than our phenotypic approach. However, we cannot be assured that simpler, less expensive tropism tests will not be developed and commercialized.

We also compete with companies that are developing alternative technological approaches for patient testing in the cancer field. There are likely to be many competitive companies and many technological approaches in the emerging field of testing for likely responsiveness to the new class of targeted cancer therapies, including companies such as DakoCytomation A/S, Genzyme and Abbott Laboratories that currently commercialize testing products for guiding therapy of cancer patients. Established diagnostic product companies such as Abbott Laboratories, Roche Diagnostics and Bayer Diagnostics and established clinical laboratories such as Quest Diagnostics and Laboratory Corporation of American may

also develop or commercialize services or products that are competitive with those that we anticipate developing and commercializing. In addition, there are a number of alternative technological approaches being developed by competitors. In particular, while our anticipated oncology testing products will be based on the identification of protein-based differences among patients, there is significant interest in the oncology community in gene-based approaches that may be available from other companies, which may prove to be a superior technology to ours.

Each of these competitors is attempting to establish its own test as the standard of care. Our competitors may successfully develop and market other testing products that are either superior to those that we may develop or that are marketed prior to marketing of our testing products. One or more of our competitors may render our technology obsolete or uneconomical by advances in existing technological approaches or the development of different approaches. Some of these competitors have substantially greater financial resources, market presence and research and development staffs than we do. In addition, some of these competitors have significantly greater experience in developing products, and in obtaining the necessary regulatory approvals of products and processing and marketing products.

Various testing materials that we use are purchased from single qualified suppliers, which could result in our inability to secure sufficient materials to conduct our business.

We purchase some of the testing materials used in our laboratory operations from single qualified suppliers. Although these materials could be purchased from other suppliers, we would need to qualify the suppliers prior to using their materials in our commercial operations. Although we believe we have ample inventory to allow validation of another source, in the event of a material interruption of these supplies, the quantity of our inventory may not be adequate.

Any extended interruption, delay or decreased availability of the supply of these testing materials could prevent us from running our business as contemplated and result in failure to meet our customers’ demands. If significant customer relationships were harmed by our failure to meet customer demands, our revenues may decrease. We might also face significant additional expenses if we are forced to find alternate sources of supplies, or change materials we use. Such expenses could make it more difficult for us to attain profitability, offer our products at competitive prices and continue our business as currently contemplated or at all.

We may be dependent on licenses for technology we use in our testing products, and our business would suffer if these licenses were terminated or were not available.

Historically, we have licensed technology from Roche Applied Science Division of Roche Diagnostics Corporation, (“Roche”), that we use in our PhenoSense and GeneSeq tests. We held a non-exclusive license for the life of the patent term of the last licensed Roche patent. We were notified by Roche that the license had terminated in March 2005 because the last licensed patent had expired. However, Roche advised us that additional licenses may be necessary for certain other patents and has offered us a license to these patents. We are in the process of reviewing whether additional licenses are necessary or useful for our operations. We believe such licenses are available on commercially acceptable terms.

As we develop and begin to commercialize our testing products in oncology, we may encounter the need for licenses to technology owned by others in order to commercialize these products. If such licenses become necessary, there is no guarantee that they will be available on commercially acceptable terms.

The intellectual property protection for our technology and trade secrets may not be adequate, allowing third parties to use our technology or similar technologies, and thus reducing our ability to compete in the market.

The strength of our intellectual property protection is uncertain. In particular, we cannot be sure that:

•	we were the first to invent the technologies covered by our patents or pending patent applications;

•	we were the first to file patent applications for these inventions;

•	others will not independently develop similar or alternative technologies or duplicate any of our technologies;

•	any of our pending patent applications will result in issued patents; or

•	any patents issued to us will provide a basis for commercially viable products or will provide us with any competitive advantages or will not be challenged by third parties.

With respect to our viral disease portfolio, as of March 31, 2007 we have approximately 100 granted, issued, allowed, and pending patent applications in the United States and in other countries, including 48 issued patents. With respect to our potential oncology products and eTag technology, we currently have approximately 56 granted, issued, allowed, and pending patent applications in the United States and in other countries, including 21 issued patents. We have 110 granted, issued, allowed, and pending patent applications in the United States and in other countries, including 87 issued or allowed patents, relating to the historic microfluidics business of ACLARA.

Other companies may have patents or patent applications relating to products or processes similar to, competitive with or otherwise related to our current and planned products. Patent law relating to the scope of claims in the technology fields in which we operate, including biotechnology and information technology, is still evolving and, consequently, patent positions in these industries are generally uncertain. We will not be able to assure you that we will prevail in any lawsuits regarding the enforcement of patent rights or that, if successful, we will be awarded commercially valuable remedies. In addition, it is possible that we will not have the required resources to pursue offensive litigation or to otherwise protect our patent rights.

In addition to patent protection, we also rely on protection of trade secrets, know-how and confidential and proprietary information. We generally enter into confidentiality agreements with our employees, consultants and their collaborative partners upon commencement of a relationship with them. However, we cannot assure you that these agreements will provide meaningful protection against the unauthorized use or disclosure of our trade secrets or other confidential information or that adequate remedies would exist if unauthorized use or disclosure were to occur. The unintended disclosure of our trade secrets and other proprietary information would impair our competitive advantages and could have a material adverse effect on our operating results, financial condition and future growth prospects. Further, we cannot assure you that others have not or will not independently develop substantially equivalent know-how and technology.

In addition, there is a risk that some of our confidential information could be compromised during the discovery process of any litigation. During the course of any lawsuit, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive these results to be negative, it could have a substantial negative effect on the trading price of our common stock.

Our products could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we are not successful defending any such litigation or cannot obtain necessary licenses, we may have to pay substantial damages and/or be prohibited from selling our products.

Our commercial success depends upon our ability to develop, manufacture, market and sell our products and use our proprietary technologies without infringing the proprietary rights of others. Companies in our industry typically receive a higher than average number of claims and threatened claims of infringement of intellectual property rights. Numerous U.S. and foreign issued patents and pending patent applications owned by others exist in the fields in which we are selling and/or developing or expect to sell and/or develop products. We may be exposed to future litigation by third parties based on claims that our products, technologies or activities infringe the intellectual property rights of others. Because patent applications can take many years to issue, there may be currently pending applications, unknown to us, which may later result in issued patents that our products or technologies may infringe. There also may be existing patents, of which we are not aware, that our products or technologies may inadvertently infringe. Further, there may be issued patents and pending patent applications in fields relevant to our business, of which we may become aware from time to time, that we believe we do not infringe or that we believe are invalid or relate to immaterial portions of our overall business. We will not be able to assure you that third parties holding any of these patents or patent applications will not assert infringement claims against us for damages or seeking to enjoin our activities. We will also not be able to assure you that, in the event of litigation, we will be able to successfully assert any belief we may have as to non-infringement, invalidity or immateriality, or that any infringement claims will be resolved in our favor. Third parties have from time to time threatened to assert infringement or other intellectual property claims against us based on our patents or other intellectual property rights or informed us that they believe we required one or more licenses in order to perform certain of our tests. For instance, we have been informed by Bayer Diagnostics, or Bayer, that it believes we require one or more licenses to patents controlled by Bayer in order to conduct certain of our current and planned operations and activities. We, in turn, believe that Bayer may require one or more licenses to patents controlled by us. Although we believe we do not need a license from Bayer for our HIV products, we have had discussions with Bayer concerning the possibility of entering into a cross-licensing or other arrangement, and believe that if necessary, licenses from Bayer would be available to us on commercially acceptable terms. However, in the future, we may have to pay substantial damages, possibly including treble damages, for infringement if it is ultimately determined that our products infringe a third party’s patents. Further, we may be prohibited from selling our products before we obtain a license, which, if available at all, may require us to pay substantial royalties. Even if infringement claims against us are without merit, defending a lawsuit will take significant time, and may be expensive and divert management attention from other business concerns.

Our business operations and the operation of our clinical laboratory facility are subject to stringent regulations and if we are unable to comply with them, we may be prohibited from accepting patient samples or may incur additional expense to attain and maintain compliance, which would have an adverse impact on our revenue and profitability.

The operation of our clinical laboratory facilities is subject to a stringent level of regulation under the Clinical Laboratory Improvement Amendments of 1988. Laboratories must meet various requirements, including requirements relating to quality assurance, quality control and personnel standards. Our laboratories are also subject to regulations by the State of California and various other states. We have received accreditation by the College of American Pathologists and therefore are subject to their requirements and evaluation. Our failure to comply with applicable requirements could result in various penalties, including loss of certification or accreditation, and we may be prevented from conducting our business as we currently do or as we may wish to in the future.

If we do not comply with laws and regulations governing the confidentiality of medical information, we may lose the state licensure we need to operate our business, and may be subject to civil, criminal or other penalties. Compliance with such laws and regulations could be expensive.

The Department of Human Health and Services, or HHS, has issued final regulations under the Health Insurance Portability and Accountability Act of 1996, or HIPAA, designed to improve the efficiency and effectiveness of the health care system by facilitating the electronic exchange of information in certain financial and administrative transactions, while protecting the privacy and security of the information exchanged. Three principal regulations have been issued:

•	privacy regulations;

•	security regulations; and

•	standards for electronic transactions, or transaction standards.

We have implemented the HIPAA privacy regulations. In addition, we implemented measures we believe will reasonably and appropriately meet the specifications of the security regulations and the transaction standards.

These standards are complex, and subject to differences in interpretation. We will not be able to guarantee that our compliance measures will meet the specifications for any of these regulations. In addition, certain types of information, including demographic information not usually provided to us by physicians, could be required by certain payors. As a result of inconsistent application of requirements by payors, or our inability to obtain billing information, we could face increased costs and complexity, a temporary disruption in receipts and ongoing reductions in reimbursements and net revenues. We cannot estimate the potential impact of payors implementing (or failing to implement) the HIPAA transaction standards on our cash flows and results of operations.

In addition to the HIPAA provisions described above, there are a number of state laws regarding the confidentiality of medical information, some of which apply to clinical laboratories. These laws vary widely, and new laws in this area are pending, but they most commonly restrict the use and disclosure of medical information without patient consent. Penalties for violation of these laws include sanctions against a laboratory’s state licensure, as well as civil and/or criminal penalties. Compliance with such rules could require us to spend substantial sums, which could negatively impact our profitability.

We may be unable to build brand loyalty because our trademarks and trade names may not be protected. We may not be able to build brand loyalty in the new markets that we are entering and may enter in the future.

Our registered or unregistered trademarks or trade names such as the names PhenoSense, PhenoSense GT, PhenoScreen, GeneSeq, Trofile and eTag may be challenged, canceled, infringed, circumvented or declared generic or determined to be infringing on other marks. We may not be able to protect our rights to these trademarks and trade names, which we need to build brand loyalty. Brand recognition is critical to our short-term and long-term marketing strategies especially as we commercialize future enhancements to our products. In particular as we broaden our commercial focus from viral diseases to oncology and other serious diseases, we may not be able to establish any brand recognition and loyalty in oncology and other new markets that we may enter in the future.

We may be unable to identify and lease additional or replacement facilities at a reasonable cost in close proximity to our existing facilities. Our costs could increase and our ability to coordinate our operations could be seriously impaired as a result of inefficient location of facilities.

Our sublease on a building in South San Francisco of approximately 27,000 square feet expires at the end of 2007 and we are evaluating alternatives for 2008. The availability of facilities in South San Francisco is severely limited and there is no guarantee that we will be able to identify suitable space at a commercially reasonable cost. In addition, alternative facilities may not be in close proximity to our existing facilities and this could cause disruption and inefficiencies in our operations.

Due to increased market lease rates, the potential cost of moving to a new facility and the cost of leasehold improvements and equipment in an alternative facility, our capital and operating costs could increase substantially in connection with our leasing of additional or replacement facilities.

Clinicians or patients using our products or services may sue us and our insurance may not sufficiently cover all claims brought against us, which would increase our expenses.

Clinicians, patients and others may at times seek damages from us if drugs are incorrectly prescribed for a patient based on testing errors or similar claims. Although we have obtained product liability insurance coverage of up to $6 million, and expect to continue to maintain product liability insurance coverage, we will not be able to guarantee that insurance will continue to be available to us on acceptable terms or that our coverage will be sufficient to protect us against all claims that may be brought against us. We may not be able to maintain our current coverage, or obtain new insurance coverage for our planned future testing services and products, such as planned testing service and kits for use in connection with the treatment of cancer patients, on acceptable terms with adequate coverage, or at reasonable costs. We may incur significant legal defense expenses in connection with a liability claim, even one without merit or for which we have coverage.

We may be subject to litigation, which would be time consuming and divert our resources and the attention of our management.

ACLARA, with which we merged in December 2004, and certain of its former officers and directors, referred to together as the ACLARA defendants, are named as defendants in a securities class action lawsuit filed in the United States District Court for the Southern District of New York. This action, which was filed on November 13, 2001 and is now captioned ACLARA BioSciences, Inc. Initial Public Offering Securities Litigation, also names several of the underwriters involved in ACLARA’s initial public offering, or IPO, as defendants. This class action is brought on behalf of a purported class of purchasers of ACLARA common stock from the time of ACLARA’s March 20, 2000 IPO through December 6, 2000. The central allegation in this action is that the underwriters in the ACLARA IPO solicited and received undisclosed commissions from, and entered into undisclosed arrangements with, certain investors who purchased ACLARA stock in the IPO and the after-market. The complaint also alleges that the ACLARA defendants violated the federal securities laws by failing to disclose in the IPO prospectus that the underwriters had engaged in these allegedly undisclosed arrangements. More than 300 issuers who went public between 1998 and 2000 have been named in similar lawsuits. In July 2002, an omnibus motion to dismiss all complaints against issuers and individual defendants affiliated with issuers (including ACLARA defendants) was filed by the entire group of issuer defendants in these similar actions. On February 19, 2003, the Court in this action issued its decision on the defendants’ omnibus motion to dismiss. This decision dismissed the Section 10(b) claim as to ACLARA but denied the motion to dismiss Section 11 claim as to ACLARA and virtually all of the other defendants. On June 26, 2003, the plaintiffs in the consolidated class action lawsuits announced a proposed settlement with ACLARA and the other issuer defendants. The proposed settlement, which was approved by ACLARA’s board of directors, provides that the insurers of all settling issuers will guarantee that the plaintiffs recover $1 billion from non-settling defendants, including the investment banks who acted as underwriters in those offerings. In the event that the plaintiffs do not recover $1 billion, the insurers for the settling issuers will make up the difference. Under the proposed settlement, the maximum amount that could be charged to ACLARA’s insurance policy in the event that the plaintiffs recovered nothing from the investment banks would be approximately $3.9 million. We believe that ACLARA had sufficient insurance coverage to cover the maximum amount that we may be responsible for under the proposed settlement. On August 31, 2005, the Court granted unconditional preliminary approval of the proposed settlement. On April 24, 2006, the District Court held a fairness hearing to determine whether the proposed settlement should be approved. The Court has not yet decided whether to approve the settlement. On December 5, 2006, the United States Court of Appeals for the 2nd Circuit issued a decision in In re: Initial Public Offering Securities Litigation (Docket No. 05-3349-cv), reversing the District Court’s finding that six focus cases involved in this litigation could be certified as class actions. It is not yet clear what impact the decision may have on the proposed settlement agreement. Plaintiffs filed a petition for rehearing and/or for en banc review of the Second Circuit’s decision, and the Court indicated that it would not make any decision regarding the proposed settlement until the Second Circuit had decided whether to consider a rehearing. On April 6, 2007, the Second Circuit denied plaintiffs’ petition for rehearing, but allowed the plaintiffs to request that the district court certify a more limited class. On April 23, 2007, plaintiffs requested 30 days to report to the District Court on how they wish to proceed regarding class certification. The District Court indicated that a new class definition was a priority for the issuers’ proposed settlement agreement, and scheduled a conference for May 30, 2007, to discuss this as well as other issues.

During the May 30, 2007, conference the plaintiffs orally moved for revised class certification and stated that they will seek mixed class and merits discovery in advance of their opening brief on class certification. The plaintiffs have also indicated that they may seek discovery from issuers in cases other than the six focus cases. On June 25, 2007, the parties submitted a stipulation to terminate the settlement, which was granted by Court Order. On June 26, 2007, plaintiffs served a document request on all issuer defendants. On June 27, 2007, the Court held a conference with counsel for all three groups in the case. The parties agreed that the plaintiffs have until July 31, 2007, to file any Amended Complaints. In addition, the Court set the following briefing schedule for class certification: opening briefs due by September 27, 2007, responses due by December 21, 2007, and reply briefs due by February 15, 2008. Finally, the plaintiffs have until July 11, 2007 to respond to the underwriters’ motion, joined by the issuers, regarding the statute of limitations. The next conference with the Court to address discovery issues is scheduled for July 25, 2007.

Due to the inherent uncertainties of litigation and assignment of claims against the underwriters, and because the settlement has not yet been finally approved by the Federal District Court, the ultimate outcome of the matter cannot be predicted.

Our operating results may fluctuate from quarter to quarter, making it likely that, in some future quarter or quarters, we will fail to meet estimates of operating results or financial performance, causing our stock price to fall.

If revenue declines in a quarter, our losses will likely increase or our earnings will likely decline because many of our expenses are relatively fixed. Though our revenues may fluctuate significantly as we continue to build the market for our products, expenses such as research and development, sales and marketing and general and administrative are not affected directly by variations in revenue. The cost of our product revenue could also fluctuate significantly due to variations in the demand for our products and the relatively fixed costs to produce them. In addition, we could experience significant fluctuations in our statement of operations for stock-based compensation. We will not be able to accurately predict how volatile our future operating results will be because our past and present operating results, which reflect moderate sales activity, are not indicative of what we might expect in the future. Additionally, our revenues may fluctuate due to the timing of clinical trials, such as Pfizer’s phase III clinical trial for maraviroc. As a result it will be very difficult for us to forecast our revenues accurately and it is likely that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In this event, the market price of our common stock may fall abruptly and significantly. Because our revenue and operating results will be difficult to predict, period-to-period comparisons of our results of operations may not be a good indication of our future performance.

In the event that we need to raise additional capital, our stockholders could experience substantial additional dilution. If such financing is not available on commercially reasonable terms, we may have to significantly curtail our operations or sell significant assets and may be unable to continue as a going concern.

We anticipate that our capital resources, together with funds from the sale of our products, contract revenue and borrowing under equipment and accounts receivable financing arrangements, will enable us to maintain our current research and development, marketing, production and general administrative activities related to HIV drug resistance in the United States, together with the development and initial commercialization of the eTag technology, at least for the next twelve months. The commercialization of the eTag technology is expected to include the development of a testing service and possibly test kits for use in connection with the treatment of cancer patients. However, we may need additional funding to accomplish these goals. To the extent operating and capital resources are insufficient to meet our obligations, including lease payments and future requirements, we will have to raise additional funds to continue the development, commercialization and expansion of our technologies, including the eTag technology and products based on that technology. Our inability to raise capital would seriously harm our business and product development efforts. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. However, we cannot guarantee that additional financing, in any form, will be available at all, or on terms acceptable to us. If we sell equity or convertible debt securities to raise additional funds, our existing stockholders may incur substantial dilution and any shares so issued will likely have rights, preferences and privileges superior to the rights, preferences and privileges of our outstanding common stock. In the event financing is not available in the time frame required, we could be forced to reduce our operating expenses, curtail sales and marketing activities, reschedule research and development projects or delay, scale back or eliminate some or all of our activities. Further, we might be required to sell certain of our assets or obtain funds through arrangements with third parties that require us to relinquish rights to certain of our technologies or products that we would seek to develop or commercialize on our own. These actions, while necessary for the continuance of operations during a time of cash constraints and a shortage of working capital, could make it difficult or impossible to implement our long-term business plans or could affect our ability to continue as a going concern.

If a natural disaster strikes our clinical laboratory facilities and we are unable to receive and or process our customers’ samples for a substantial amount of time, we would lose revenue.

We rely on a single clinical laboratory facility to process patient samples for our tests, which are received via delivery service or mail, and have no alternative facilities. We will also use this facility for conducting other tests we develop, including eTag assays, and even if we move into different or additional facilities they will likely be in close proximity to our current clinical laboratory. Our clinical laboratories and some pieces of processing equipment are difficult to replace and could require substantial replacement lead-time. Our facilities may be affected by natural disasters such as earthquakes and floods. Earthquakes are of particular significance because our facilities are located in the San Francisco Bay Area, an earthquake-prone area, and we do not have insurance against earthquake loss. Our insurance coverage, if any, may not be adequate to cover total losses incurred in a natural disaster. However, even if covered by insurance, in the event our clinical laboratory facilities or equipment is affected by natural disasters, we would be unable to process patient samples and meet customer demands or sales projections. If our patient sample processing operations were curtailed or ceased, we would not be able to perform tests, which would reduce our revenues, and may cause us to lose the trust of our customers or market share.

We use hazardous chemicals and biological materials in our business, and any claims relating to any alleged improper handling, storage, use or disposal of these materials could adversely harm our business.

Our research and development and manufacturing processes involve the use of hazardous materials, including chemicals and biological materials. Our operations also produce hazardous waste products. We will not be able to eliminate the risk of accidental contamination or discharge and any resultant injury from these materials. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We do not maintain insurance coverage for damage caused by accidental release of hazardous chemicals, or exposure of individuals to hazardous chemicals off of our premises. We could be subject to damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. In addition, claimants may sue us for injury or contamination that results from our use, or the use by third parties, of these materials, and our liability under a claim of this nature may exceed our total assets. Compliance with environmental laws and regulations is expensive, and current or future environmental regulations may impair our research, development or production efforts.

Risks Relating to the Notes and Our Common Stock

Our stock price may be volatile, and our common stock could decline in value.

The market prices for securities of biotechnology companies in general have been highly volatile and may continue to be highly volatile in the future. Our stock price has fluctuated widely during the last few years from a low of $0.72 per share in September 2002 to a high of $4.40 per share in January 2004. The following factors, in addition to other risk factors described in this section, may have a significant negative impact on the market price of our common stock:

•	period-to-period fluctuations in financial results;

•	financing activities;

•	litigation;

•	delays in product introduction, launches or enhancements, including delays in completing the development of the eTag technology and products based on that technology;

•	announcements of technological innovations or new commercial products by our competitors;

•	results from clinical studies;

•	adverse developments in the clinical trials of drugs under development by our pharmaceutical company customers;

•	developments concerning proprietary rights, including patents;

•	publicity regarding actual or potential clinical results relating to products under development by our competitors or our own products or products under development;

•	regulatory developments in the United States and foreign countries;

•	changes in payor reimbursement policies;

•	limitations on the ability to recognize revenue from complex collaborations; and

•	economic and other external factors or other disaster or crisis.

A low or volatile stock price may negatively impact our ability to raise capital and to attract and maintain key employees.

The Notes are subordinated to any of our existing and future senior debt.

The Notes are contractually subordinated to certain senior debt, including our debt owing to Pfizer and up to $10 million under our credit facility with Merrill Lynch, and structurally subordinated to any secured indebtedness, to the extent of its security, rank on parity with all of our other existing and future senior debt and are senior to all future subordinated debt. As of December 31, 2006, we had approximately $30.6 million of debt outstanding that ranks senior to the Notes. The indenture does not limit the creation of additional senior debt (or any other indebtedness). Any significant additional debt incurred may materially adversely impact our ability to service our debt, including the Notes. Due to the subordination provisions of the indenture and of the subordination agreement with Pfizer, in the event of our insolvency, funds which we would otherwise use to pay the holders of the Notes will be used to pay the holders of our senior debt to the extent necessary to pay such senior debt in full. As a result of these payments, our senior creditors may recover more, ratably, than the holders of the Notes or our other subordinated indebtedness. In addition, the holders of our senior debt may, under certain circumstances, restrict or prohibit us from making payments on the Notes. For example, so long as our senior indebtedness to Pfizer is outstanding, and subject to limited exceptions, we may not pay any obligations under the Notes or repurchase or redeem the Notes prior to the payment in full of all senior indebtedness.

Our indebtedness and debt service obligations have increased as a result of the issuance of our convertible note to Pfizer in the principal amount of $25 million, our issuance of the Notes, in the principal amount of $30 million, and our entry into a credit and security agreement with Merrill Lynch, which individually or in the aggregate may adversely affect our cash flow, cash position and stock price.

As a result of the sale and issuance of $30 million principal amount of 0% convertible senior unsecured notes in January 2007 to a single qualified institutional buyer, our entry into a credit and security agreement with Merrill Lynch Capital, or Merrill, in September 2006 which provides us with a revolving credit line of up to $10 million, and our issuance of a convertible note to Pfizer in the principal amount of $25 million in May 2006, we increased our total debt and debt service obligations. If we issue other debt securities or enter into other debt obligations in the future, our debt service obligations will increase further.

We intend to fulfill our debt service obligations from our existing cash. In the future, if we are unable to generate cash or raise additional cash through financings sufficient to meet these obligations and need to use existing cash in order to fund these obligations, we may have to delay or curtail research, development and commercialization programs.

Our indebtedness could have significant additional negative consequences, including, without limitation:

•

requiring the dedication of a portion of our expected cash flow to service our indebtedness, thereby reducing the amount of our expected cash flow available for other purposes, including funding our research and development programs and other capital expenditures;

•	increasing our vulnerability to general adverse economic conditions;

•	limiting our ability to obtain additional financing;

•	placing us at a possible competitive disadvantage to less leveraged competitors and competitors that have better access to capital resources; and

•	Requiring us to reflect charges in our statement of operations for potential mark-to-market charges related to accounting for embedded derivatives in our outstanding convertible debt.

We are not required by the indenture governing the Notes to comply with financial covenants.

The indenture governing the Notes does not contain any financial covenants. Consequently, we are not required under the indenture governing the Notes to meet any financial tests, such as those that measure our working capital, interest coverage, fixed charge coverage or net worth, in order to maintain compliance with the terms of the indenture governing the Notes.

Our ability to repurchase the Notes, if required, may be limited.

If a fundamental change occurs, holders of the Notes will have the right to require us to repurchase some or all of the holder’s Notes as described under “Description of the Notes—Repurchase of Notes at Option of Holder.” We currently do not have sufficient financial resources and may not be able to arrange financing to pay the repurchase price of the Notes if they were required to be repurchased by us. Our ability to repurchase the Notes in such event may be limited by law, the indenture, by the terms of other agreements relating to our senior debt and as such indebtedness and agreements may be entered into, replaced, supplemented or amended from time to time. Failure by us to purchase the Notes when required will result in an event of default with respect to the Notes.

Because the right to require repurchase of the Notes is limited, the market price of the Notes may decline if we enter into a transaction that is not a repurchase event under the indenture.

The term “repurchase event” is limited and does not include every event that might cause the market price of the Notes to decline. Our obligation to repurchase the Notes upon a repurchase event may not preserve the value of the Notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See “Description of the Notes—Repurchase of Notes at Option of Holder.”

The conversion rate of the Notes may not be adjusted for all dilutive events, including events that may affect the trading price of the Notes or the common stock.

The conversion rate of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under “Description of the Notes—Conversion Rights.” The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the trading price of the Notes or the common stock. There can be no assurance that an event that adversely affects the value of the Notes, but does not result in an adjustment to the conversion rate, will not occur.

The make-whole amount payable on Notes converted in connection with certain repurchase events may not adequately compensate the holder of the Notes for the lost option time value of such holder’s Notes as a result of such transaction.

If any transaction that constitutes a repurchase event occurs, we will increase, to the extent and for the time period described herein, the conversion rate by a number of additional shares for any conversions of Notes in connection with such transaction. The number of additional shares will be determined based on the date on which the repurchase event becomes effective and the price paid per share of our common stock in the transaction constituting the fundamental change, as described below under “Description of the Notes—Conversion Rights—Conversion Price Adjustments.” While the number of additional shares is designed to compensate the holder of the Notes for the lost option time value of the holder’s Notes as a result of such transaction, the make-whole amount is only an approximation of such lost value and may not adequately compensate the holder of the Notes for such loss. Our obligation to deliver the additional shares upon a fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of equitable remedies.

The trading prices for the Notes will be directly affected by the trading prices of our common stock and interest rates.

The trading prices of the Notes in the secondary market is directly affected by the trading prices of our common stock, the general level of interest rates and our credit quality. It is impossible to predict whether the price of our common stock or interest rates will rise or fall. Trading prices of our common stock will be influenced by our operating results and prospects and by economic, financial and other factors. In addition, general market conditions, including the level of, and fluctuations in, the trading prices of stocks generally, and sales of substantial amounts of common stock by us in the market, or the perception that such sales could occur, could affect the price of our common stock. Fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of our common stock and could effect the trading price of the Notes. Any other arbitrage could, in turn, affect the trading prices of the Notes.

A market for the Notes may be neither established nor maintained.

We issued the Notes in January 2007 in a private offering to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933. There is no trading market for the Notes. Accordingly, there can be no assurance that any market for the Notes will develop or, if one does develop, that it will be maintained. If an active market for the Notes fails to develop or be sustained, the value of the Notes could be materially adversely affected. There is no public market for the Notes, and we do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes through any automated quotation system.

A holder of Notes will not be entitled to any rights with respect to our common stock, but such holder will be subject to all changes made with respect to our common stock.

A holder of Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but such holder will be subject to all changes affecting the common stock. The holder of Notes will only be entitled to rights on the common stock if and when we deliver shares of common stock to such holder in exchange for such holder’s Notes and in limited cases under the anti-dilution adjustments of the Notes. For example, in the event that an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, the holder of Notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Concentration of ownership among some of our stockholders may prevent other stockholders from influencing significant corporate decisions.

As of March 31, 2007, approximately 45% of our common stock is beneficially held by our directors, our executive officers, and greater than five percent stockholders. The most significant of these stockholders in terms of beneficial ownership are Federated Investors, Inc., Stephens Investment Management, Inc., Kenneth F. Siebel, Highbridge International, Pfizer and Perry Corp. Consequently, a small number of our stockholders may be able to substantially influence our management and affairs. If acting together, they would be able to influence most matters requiring the approval by our stockholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets and any other significant corporate transaction. The concentration of ownership may also delay or prevent a change in control of Monogram Biosciences at a premium price if these stockholders oppose it.

If our stockholders or convertible note holders sell substantial amounts of our common stock, the market price of our common stock may fall.

If our stockholders or convertible note holders sell substantial amounts of our common stock, including shares issued upon the exercise of outstanding options, or conversion of our outstanding convertible debt, the market price of our common stock may fall. As of March 31, 2007 we had outstanding options under our employee stock options plan to purchase 21.6 million shares of our common stock, which represents approximately 16% of our common stock outstanding on March 31, 2007, at a weighted-average price of $2.33 per share. Our outstanding convertible notes are convertible at the option of the holders into shares of our common stock. We filed a registration statement with the SEC, of which this prospectus is a part, for the shares of common stock issuable upon conversion of the 0% Notes. We have also registered the shares issuable upon conversion of the Pfizer Note. Accordingly, so long as these registration statements are effective, the common stock issued upon conversion of the 0% Notes and the Pfizer Note will be freely tradable in the public markets without restriction. The conversion of these notes into common stock could result in the issuance of a substantial number of shares and substantial dilution to our stockholders. Sales of substantial amounts of our common stock, including hedging activities by our convertible note holders, or the perception that such sales could occur, whether currently outstanding, or issued as the result of option exercises or conversion of convertible debt, might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Sales of a substantial number of shares could occur at any time. This may decrease the price of our common stock and may impair our ability to raise capital in the future.

Provisions of our charter documents and Delaware law may make it difficult for our stockholders to replace our management and may inhibit a takeover, either of which could limit the price investors might be willing to pay in the future for our common stock.

Provisions in our certificate of incorporation and bylaws may make it difficult for our stockholders to replace or remove our management, and may delay or prevent an acquisition or merger in which we are not the surviving company. In particular:

•	Our board of directors is classified into three classes, with only one of the three classes elected each year, so that it would take at least two years to replace a majority of our directors;

•	Our bylaws contain advance notice provisions that limit the business that may be brought at an annual meeting and place procedural restrictions on the ability to nominate directors; and

•	Our common stockholders are not permitted to call special meetings or act by written consent.

Because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions could discourage changes of our management and acquisitions or other changes in our control and otherwise limit the price that investors might be willing to pay in the future for our common stock.

We could adopt a stockholder rights plan, commonly referred to as a “poison pill,” at any time without seeking the approval of our stockholders. Stockholder rights plans can act through a variety of mechanisms, but typically would allow our board of directors to declare a dividend distribution of preferred share purchase rights on outstanding shares of our common stock. Each such share purchase right would entitle our stockholders to buy a newly created series of preferred stock in the event that the purchase rights become exercisable. The rights would typically become exercisable if a person or group acquires over a predetermined portion of our common stock or announces a tender offer for more than a predetermined portion of our common stock. Under such a stockholder rights plan, if we were acquired in a merger or other business combination transaction which had not been approved by our board of directors, each right would entitle its holder to purchase, at the right’s then-current exercise price, a number of the acquiring company’s common shares at a price that is preferential to the holder of the right. If adopted by the our board of directors, a stockholder rights plan may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of us.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements in this prospectus and the other documents incorporated by reference that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements, including the risks discussed in this prospectus, in our Annual Report on Form 10-K for fiscal year ended December 31, 2005 in Item 1A under “Risk Factors” as well as in Item 7A “Qualitative and Quantitative Disclosures about Market Risk”, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2006, June 30, 2006, and December 31, 2006, in each Item 1A under “Risk Factors” as well as in each Item 3 “Qualitative and Quantitative Disclosures about Market Risk,” respectively, and the risks detailed from time to time in our future SEC reports. Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated by reference, as of the date of such documents. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years in the five-year period ended December 31, 2006. “Earnings” consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. “Fixed charges” consist of interest expense and the portion of operating lease expense that represents interest. The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Fiscal Year Ended December 31,					Three Months Ended March 31, 2007
	2002	2003	20042	2005	2006
Ratio of earnings to fixed charges(1)	—	—	—	—	—	—

(1)	For the fiscal years ended December 31, 2002, 2003, 2004, 2005 and 2006, and for the quarter ended March 31, 2007 our earnings were insufficient to cover fixed charges by $21.8 million, $5.5 million, $81.4 million, $37.6 million, $38.7 million and $13.8 million, respectively.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Notes or shares of common stock by the selling security holders sold under this prospectus. All proceeds from the sale of the Notes and shares of common stock will be for the accounts of the selling security holders.

SELLING SECURITY HOLDERS

The Notes and shares of common stock issuable upon conversion of the Notes that may be offered pursuant to this prospectus will be offered by the selling security holders. We are registering the Notes and shares of common stock issuable upon conversion of the Notes in order to permit the selling security holders to offer the Notes and the shares of common stock issuable upon conversion of the Notes for resale from time to time. Except for the ownership of the Notes issued pursuant to the Securities Purchase Agreement, the selling security holders have not had any material relationship with us within the past three years, and there have been no securities transactions between us and the selling security holders or any affiliates of the selling security holders. We have not previously registered our securities for resale by the selling security holders or their affiliates. The selling security holders have advised us that they may enter into short sales in the ordinary course of their business of investing and trading securities. The selling security holders have also advised us that no short sales in our securities were entered into by them during the period beginning when the selling security holders obtained knowledge that we were contemplating a private placement of convertible promissory notes and ending upon the public announcement of the private placement. The number of shares of our common stock outstanding prior to the sale of the Notes held by persons other than the selling security holders, affiliates of the Company and affiliates of the selling security holders was 130,286,153.

The following table sets forth the selling security holders and other information regarding the beneficial ownership of the shares of common stock and Notes by each of the selling security holders. The second column lists the principal amount of Notes beneficially owned by each selling security holder as of June 1, 2007. The third column lists the number of shares of common stock beneficially owned by each selling security holder, based on its ownership of the Notes, as of June 1, 2007, assuming conversion of all Notes held by the selling security holders on that date, without regard to any limitations on conversions.

The fourth column lists the Notes being offered by this prospectus by each selling security holder. The fifth column lists the shares of common stock being offered by this prospectus by each selling security holder.

In accordance with the terms of a registration rights agreement among the Company and the selling security holders, this prospectus generally covers the resale of the Notes and the number of shares of common stock issued or issuable upon conversion of the Notes as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. Because the conversion price of the Notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The sixth column assumes the sale of all of the Notes offered by the selling security holders pursuant to this prospectus. The seventh column assumes the sale of all of the shares of common stock offered by the selling security holders pursuant to this prospectus.

Under the terms of the Notes, a selling security holder may not convert the Notes to the extent such conversion would cause such selling security holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding shares of common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the Notes which have not been converted. The number of shares in the fourth column does not reflect this limitation. The selling security holders may sell all, some or none of their Notes or shares of common stock issuable upon conversion of the Notes in this offering. See “Plan of Distribution” on page below.

Name of Selling Securityholder	Principal Amount at Maturity of Notes Beneficially Owned Prior to Offering	Number of Shares Owned Prior to Offering	Maximum Principal Amount at Maturity of Notes to be Sold Pursuant to this Prospectus	Maximum Number of Shares to be Sold Pursuant to this Prospectus		Principal Amount at Maturity of Notes Owned After Offering	Number of Shares Owned After Offering
Highbridge International LLC (1)	$28,500,000	11,309,523	$28,500,000	12,589,173	(2)	0	0
Highbridge Convertible Aribtrage Master Fund, L.P. (3)	$1,500,000	595,238	1,500,000	662,588	(4)	0	0

(1)	Highbridge Capital Management, LLC is the trading manager of Highbridge International LLC and has voting control and investment discretion over the securities held by Highbridge International LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge International LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge International LLC.
(2)	Includes up to 1,279,650 additional shares that are estimated to be issuable upon conversion of the Notes in the case of certain change of control events.
(3)	Highbridge Capital Management, LLC is the trading manager of Highbridge Convertible Arbitrage Master Fund, L.P. and has voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Highbridge Convertible Arbitrage Master Fund, L.P. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Highbridge Convertible Arbitrage Master Fund, L.P.
(4)	Includes up to 67,350 additional shares that are estimated to be issuable upon conversion of the Notes in the case of certain change of control events.

PLAN OF DISTRIBUTION

We are registering the Notes and the shares of common stock issuable upon conversion of the Notes to permit the resale of these Notes and shares of common stock by the holders of the Notes from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the Notes and shares of common stock issuable upon conversion of the Notes. We will bear all fees and expenses incident to our obligation to register the Notes and shares of common stock issuable upon conversion of the Notes.

The selling security holders may sell all or a portion of the Notes or shares of common stock issuable upon conversion of the Notes beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Notes or shares of common stock issuable upon conversion of the Notes are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The Notes and shares of common stock issuable upon conversion of the Notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling security holders effect such transactions by selling Notes or common stock issuable upon conversion of the Notes to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the Notes or such common stock, as applicable, for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock issuable upon conversion of the Notes or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock issuable upon conversion of the Notes in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock issuable upon conversion of the Notes short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling security holders may also loan or pledge the Notes or shares of common stock issuable upon conversion of the Notes to broker-dealers that in turn may sell such shares.

The selling security holders may pledge or grant a security interest in some or all of the Notes or shares of common stock issuable upon conversion of the Notes owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Notes and shares of common stock issuable upon conversion of the Notes from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the Notes and shares of common stock issuable upon conversion of the Notes in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealer participating in the distribution of the Notes and shares of common stock issuable upon conversion of the Notes may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Notes or shares of common stock issuable upon conversion of the Notes is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Notes or shares of common stock issuable upon conversion of the Notes being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Notes and shares of common stock issuable upon conversion of the Notes may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Notes and shares of common stock issuable upon conversion of the Notes may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holder will sell any or all of the Notes and shares of common stock issuable upon conversion of the Notes registered pursuant to the registration statement, of which this prospectus forms a part.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Notes and shares of common stock issuable upon conversion of the Notes by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Notes and shares of common stock issuable upon conversion of the Notes to engage in market-making activities with respect to the Notes or shares of common stock issuable upon conversion of the Notes. All of the foregoing may affect the marketability of the Notes or shares of common stock issuable upon conversion of the Notes and the ability of any person or entity to engage in market-making activities with respect to the Notes and shares of common stock issuable upon conversion of the Notes.

We will pay all expenses of the registration of the Notes and the underlying shares of common stock pursuant to the registration rights agreement, estimated to be $80,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling security holders will be entitled to contribution. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling security holder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the Notes and shares of common stock issuable upon conversion of the Notes will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF THE NOTES

We issued the Notes under an indenture dated as of January 12, 2007, between us and U.S. Bank National Association, a national banking association, as trustee. U.S. Bank National Association also acts as paying agent, conversion agent and registrar for the Notes. The terms of the Notes include those provided in the Notes and the indenture and those provided in the securities purchase agreement and the registration rights agreement, each of which we entered into with the initial purchaser of the Notes.

The following description is only a summary of the material provisions of the Notes and the indenture. The form of note, the indenture, the securities purchase agreement, the registration rights agreement and other operative documents are filed as exhibits to the registration statement of which this prospectus is a part. We urge you to read these documents in their entirety because they, and not this description, define the rights of a holder of the Notes.

When we refer to “Monogram Biosciences”, “we”, “our” or “us” in this section, we refer only to Monogram Biosciences, and not its subsidiaries.

General

The Notes:

•	were issued in an aggregate principal amount of $30,000,000;

•	do not accrue interest, but were offered with original issue discount for U.S. federal income tax purposes;

•	were sold at an issue price of $751.42 per $1,000 principal amount of the Notes;

•

are unsecured, are subordinated to certain senior debt (including our 3% Senior Secured Convertible Notes due May 19, 2010 issued to Pfizer, Inc., as amended, and up to $10 million committed under our credit facility with Merrill Lynch), are effectively subordinated to any secured indebtedness (to the extent of its security) and rank on parity with all of our other existing and future unsubordinated debt;

•

are convertible into our common stock initially at a conversion price of $2.52 per share, under the conditions and subject to such adjustments as are described under “Conversion Rights—Conversion Price Adjustments;”

•

are automatically convertible at our option into our common stock at the then-effective conversion price if (1) the average price of our common stock exceeds 125% of the then-effective conversion price for any 20 trading days during any 30-day period ending within five (5) trading days prior to the notice of automatic conversion, and (2) the equity conditions shall have been satisfied as of the date of the notice of automatic conversion and, subject to certain exceptions, remain satisfied through the automatic conversion date, as set forth in further detail under “— Conversion Rights — Automatic Conversion;”

•	are redeemable at our option in whole or in part at any time on or after December 31, 2009, upon the terms set forth under “Optional Redemption by Us”;

•

are subject to repurchase by us at the holder’s option upon a change in control of Monogram Biosciences or in the event our common stock is not listed for trading on a United States national securities exchange, quoted on The NASDAQ Capital Market, or approved for trading and/or eligible for quotation on an established automated over-the-counter trading market in the United State, upon the terms and at the repurchase prices set forth under “Repurchase of Notes at the Option of Holders;”

•

are subject to repurchase by us at the holder’s option on December 31, 2011, December 31, 2016 or December 31, 2021, at a price equal to 100% of the accreted value, as further described under “Repurchase of Notes at the Option of Holders”; and

•	mature on December 31, 2026, unless earlier converted, redeemed by us at our option or repurchased by us at the option of the holder.

We will maintain an office or agency where the Notes may be presented for conversion, registration of transfer or exchange. This office will initially be an office or agency of the trustee. Except under limited circumstances described below, the Notes are issued only in fully registered book-entry form, without coupons, and will be represented by one or more global Notes. We intend to make all required payments on the Notes, and we believe that we have a reasonable basis for our belief that we will have the financial ability to do so.

Potential Payments under the Notes

The following table indicates the dollar amount of each payment (including the value of any payments to be made in common stock) that we have made or may be required to make in connection with the sale of the Notes.

Type of Payment	Amount
Interest	None
Premium make-whole amount[1]	Up to an aggregate of $2,542,578
Change in control conversion rate adjustment[2]	Up to an aggregate of $2,262,960
Liquidated damages[3]	Up to an aggregate of $2,254,200
Share delivery damages[4]	Up to an aggregate of $300,000
Extension fees[5]	Up to an aggregate of $300,000
Total Potential Required Payments	Up to $7,659,738.00

[1]

Payable in the event that, prior to the third anniversary of the issuance of the Notes (a) we elect to automatically convert some or all of the Notes into shares of our common stock, (b) a change of control, as defined in the indenture, occurs or our common stock is no longer traded on a U.S. national securities exchange, quoted on the NASDAQ Capital Market, or approved for trading and or eligible for quotation on an established automated over-the-counter trading market in the U.S., or (c) the Notes are accelerated pursuant to an event of default as described in the indenture. The initial make-whole amount equals $84.7526 per $1,000 principal amount of the Notes, with such amount being reduced over the initial 3 year period following the issuance of the Notes.

[2]

The conversion rate will be increased by a number of additional shares for any Notes surrendered for conversion in connection with change of control transactions in which 10% or more of the consideration for our common stock consists of cash, securities or other property that is not traded or scheduled to be traded immediately following the transaction on a U.S. national securities exchange or the NASDAQ Capital Market. The value of the increase in the conversion rate may be as great as $75.432 per $1,000 principal amount of the Notes.

[3]	Payable if:

•	the registration statement has not been declared effective by a certain date,

•	sales cannot be made pursuant to the registration statement, following its effectiveness, except during an allowable grace period, or

•	the length of a grace period is longer than permitted.

Liquidated damages are equal to (a) the aggregate purchase amount paid by a holder for Notes multiplied by (b) an applicable percentage, multiplied by (c) a fraction, the numerator of which is the number of business days of a registration delay and the denominator of which is 360 days. The applicable percentage is 0.8% for the first 60 days of any registration delay, and 1.6% for any days of a registration delay that are more than 60 days. In no event will (i) the applicable percentage exceed 1.2% of the initial aggregate purchase price paid for the Notes or (ii) the aggregate amount of liquidated damages exceed 10% of the initial aggregate purchase price paid for the Notes.

[4]	Payable, at the rate of 1.0% of the outstanding principal amount of Notes being converted, if we do not timely deliver the number of shares of common stock issued upon conversion of the Notes.

[5]

Payable, at our election, following a notice of default related to our failure to file periodic reports or other reports, in order to increase the time period during which we may cure the failure to file. “Extension fee” means a cash amount equal to: (i) for the first occurrence of a filing failure, $150,000; (ii) for the second occurrence of a filing failure, $100,000; and (iii) for the third occurrence of a filing failure, $50,000. For the fourth occurrence of a filing failure and for any additional filing failure thereafter, the extension fee is $150,000; provided, however, that we may elect to pay any such additional extension fee only if our subordination agreement with Pfizer is amended to allow for the payment.

The following table shows the net proceeds to us from the sale of the Notes and the total possible payments to the selling stockholder and any of their affiliates in the first year following the sale of Notes.

Gross Proceeds from Sale of Notes	$22,542,000
Interest	None (zero coupon notes)
Premium make-whole amount	Up to an aggregate of $2,542,578
Change in control conversion rate adjustment	$0
Liquidated damages	Up to an aggregate of $154,000
Share delivery damages	Up to an aggregate of $300,000
Extension fees	Up to an aggregate of $250,000
Total Potential Required Payments in First Year	$3,246,578

The following table indicates the net proceeds to us from the sale of the Notes and the total possible payments to the selling stockholder and any of their affiliates, as disclosed above.

Proceeds from Sale of Notes	$22,542,000
Total Potential Required Payments	$7,659,738
Resulting Net Proceeds to Monogram	$14,882,262
Total Potential Required Payments/Proceeds to Monogram (expressed as a %)	34%
Total Potential Required Payments/Proceeds to Monogram (expressed as an average annual % over the term of the Notes)	6.8%

Conversion Rights

Conversion at Holder’s Option

A holder may convert any outstanding Notes at any time prior to maturity into shares of our common stock at an initial conversion price of $2.52 per share of common stock. The price of one share of our common stock on January 11, 2007, the date we sold the Notes, was $1.68. The total dollar value of the shares of common stock underlying the Notes issuable upon conversion is $22,262,958, based on the closing price of $1.68 of our common stock on January 11, 2007. The initial $2.52 per share conversion price of the Notes did not represent any discount to the $1.68 market price of one share of our common stock on the date we sold the Notes. The conversion price is subject to adjustment as described below. Subject to certain exceptions, no note holder shall have the right to convert any portion of such note to the extent that after giving effect to such conversion such holder would beneficially own in excess of 4.99% of the number of shares outstanding immediately after giving effect to such conversion. We will not issue fractional shares of common stock upon conversion of the Notes. Instead, we will pay the cash value of such fractional share based upon the sale price of our common stock on the business day immediately preceding the conversion date. A holder may convert Notes only in denominations of $1,000 principal amount at maturity and integral multiples of $1,000.

If we call Notes for redemption, a holder may convert such holder’s Notes until the close of business on the business day immediately preceding the redemption date, unless we fail to deliver the redemption price. If a holder delivers a notice regarding its election to require us to repurchase its Notes as of the “redemption dates” or following the occurrence of a “repurchase event” each as described under “Repurchase of Notes at Option of Holders,” the holder may convert such Notes only if the holder withdraws such repurchase notice by delivering a written notice of withdrawal to us prior to the close of business on the last business day prior to the day fixed for repurchase.

Conversion Procedures

A holder will not be required to pay any taxes or duties relating to the issuance or delivery of our common stock if the holder exercises its conversion rights, but will be required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the holder’s. Certificates representing shares of common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

To convert beneficial interests in Notes represented by a global note, a holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program, otherwise comply with DTC procedures for conversions, and pay all taxes and duties, if any, as described above.

To convert a definitive note (a registered note held in certificated form), a holder must:

•

deliver the completed conversion notice in the form attached as an exhibit to the indenture to the Trustee, to us (with a copy to our legal counsel) and to our transfer agent, American Stock Transfer & Trust Co.;

•	pay all taxes or duties, if any, as described above; and

•	surrender the definitive note to us.

The conversion date will be the date on which all of the foregoing requirements have been satisfied. The Notes will be deemed to have been converted immediately prior to the close of business on the conversion date. We will use our best efforts to issue and deliver, within three trading days after the conversion date, a certificate for the number of shares of common stock into which the Notes are converted (and cash or check in lieu of any fractional shares) to the converting holder or credit such aggregate number of shares of to which the holder shall be entitled to the holder’s balance account. If we have not delivered the number of shares of common stock issued upon conversion of Notes or credited the holder’s balance account within three trading days after the conversion date, we will pay share delivery damages to the holder of the Notes being converted at the rate of 1.0% of the outstanding principal amount of Notes converted by such holder.

Automatic Conversion

All of the Notes may be automatically converted at any time prior to maturity, at our option, into shares of our common stock at the then-effective conversion price if (a) the average price of our common stock exceeds 125% of the then-effective conversion price for at least 20 trading days during any 30 consecutive day period ending within five trading days prior to the notice of automatic conversion, and (b) the equity conditions shall have been satisfied as of the date of the notice of automatic conversion and, subject to certain exceptions, remain satisfied through the automatic conversion date. If we effect the automatic conversion, we will deliver a notice of automatic conversion to the holders at least 10 days but no more than 30 days prior to the automatic conversion date.

Subject to certain limitations set forth in the indenture and the satisfaction of the equity conditions, we will pay the holders during the period beginning on the date of receipt of the notice of automatic conversion and ending on and including the automatic conversion date, a premium make-whole amount. We may make this premium make-whole amount in whole or in part in cash and/or through the issuance of our common stock, valued for this purpose at 97% of its average closing price for each of the ten trading days immediately preceding the second trading day prior to the automatic conversion date.

The “premium make-whole amount” means, initially, $84.7526 per $1,000 principal amount of Notes (a) accelerated prior to the third anniversary of the issue date pursuant to an event of default as described in the indenture, (b) purchased or repurchased by us prior to the third anniversary of the issue date upon the occurrence of a repurchase event or (c) converted during an automatic conversion period, in each case with such amount to decrease every June 30 and December 31 beginning with June 30, 2007 by $14.1254 per $1,000 principal amount of Notes being so accelerated, purchased, repurchased or converted.

The “issue date” means January 12, 2007.

The “average price” with respect to any security on any day means the daily volume weighted average price of such security for all sales reported on such day by the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, as reported by Pink Sheets LLC or a similar generally accepted reporting service, or, in case no sales of such security take place on such day, the average price for such security on such day shall be the closing price, as defined below.

The “closing price” with respect to any security on any day means the last closing trade price on The NASDAQ Global Market, as reported by Bloomberg Financial Markets, or if such Global Market operates on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Bloomberg Financial Markets, or if the Global Market is not the principal securities exchange for such security, the last trade price on the principal securities exchange where such security is listed or traded as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets, or, if no last trade price is reported by Bloomberg Financial Markets, the average of the ask prices of any market makers for such security as reported by Pink Sheets LLC. If the closing price cannot be calculated for a security on a particular date on any of the foregoing bases, the closing price of such security on such date shall be the fair market value as mutually determined by us and the trustee. If we and the trustee are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to the indenture. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

The term “equity conditions” means that each of the following conditions is satisfied:

•

on each day during the equity conditions measuring period, our common stock is designated for quotation on the NASDAQ Global Market and shall not have been suspended from trading on such exchange or market and neither delisting nor suspension by such exchange or market shall have been threatened or pending either (A) in writing by such exchange or market, (B) by falling below the minimum listing maintenance requirements of such exchange or market;

•

any applicable shares of common stock to be issued in connection with the event requiring determination may be issued in full without violating the provisions of the indenture and the rules or regulations of the NASDAQ Global Market, and

•

as it relates to the delivery of an automatic conversion notice, either (A) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining registrable securities in accordance with the terms of the Registration Rights Agreement or (B) all shares of common stock issuable upon conversion of the Notes shall be eligible for resale by the holders without restriction and without the need for registration under any applicable federal or state securities laws; and

•

as it relates to the delivery of the premium make-whole shares, either (A) a registration statement filed under the Securities Act of 1933 shall be effective and available for the resale of all such premium make-whole shares or (B) all such premium make-whole shares shall be eligible for resale by the holders without restriction and without the need for registration under any applicable federal or state securities laws.

Conversion Price Adjustments

We will adjust the conversion price if any of the following events occur:

(1) we pay common stock to all holders of our common stock common stock as a dividend or distribution;

(2) we subdivide or combine our common stock;

(3) we issue to all or substantially all holders of our common stock certain rights, options or warrants to purchase our common stock at a price per share less then the current market price of our common stock as of the record date for such issuance;

(4) we distribute to all or substantially all holders of our common stock any shares of our capital stock, evidences of indebtedness or other assets, including securities, but excluding:

•	dividends or distributions listed in (1) above;

•	rights, options or warrants listed in (3) above; and

•	dividends or distributions paid exclusively in cash (except as otherwise described below);

(5) we distribute cash to all holders of our common stock (excluding cash distributed upon merger or consolidation or as part of a distribution described in clauses (1) through (4) above); or

(6) we or one of our subsidiaries offer a tender offer for all or any portion of the common stock and such tender offer upon expiration requires the payments to all or substantially all holders for a fair market value that exceeds the current market price on the trading day next succeeding the expiration time.

The “current market price” of our common stock on any day means the arithmetic average of the daily closing prices per share of our common stock for the 10 consecutive trading days ending on the date in question, subject to adjustment if the “ex-date” with respect to the issuance or distribution requiring such computation occurs during such 10 consecutive trading day period. For purposes of this definition, “ex-date” means the first date on which our shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

If we have a rights plan in effect at the time of conversion of Notes, a holder will receive, in addition to the common stock, the rights under the rights plan whether or not the rights have separated from the common stock at the time of conversion, subject to limited exceptions.

We will not be required to make an adjustment in the conversion price unless the adjustment would require a change of at least one percent in the conversion price. However, we will carry forward any adjustments that are less than one percent of the conversion price. Except as described above in this section, we will not adjust the conversion rate for any issuance of our common stock or convertible or exchangeable securities or rights to purchase our common stock or convertible or exchangeable securities.

In the event of:

•	any reclassification of our common stock, subject to limited exceptions;

•	a consolidation, merger, statutory exchange or combination involving our company; or

•	a sale or conveyance to another person or entity of all or substantially all of our property or assets;

in which holders of common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, upon conversion of its Notes, a holder will be entitled to receive the same type of consideration which the holder would have been entitled to receive if the holder had converted the Notes into our common stock immediately prior to any of these events.

In case:

•

(i) any person or group becomes the beneficial owner of shares representing more than 50% of the combined voting power of the outstanding securities entitled to vote for our directors; (ii) our stockholders approve of any plan or proposal for our liquidation, dissolution or winding up; (iii) we consolidate with or merge into any other corporation or any other corporation merges into us, and in the case of any such transaction, our outstanding common stock is changed or exchanged into other assets or securities as a result, or we convey, transfer or lease all or substantially all of our assets to any person (other than a wholly-owned subsidiary as a result of which we become a holding company), unless in either such case our stockholders immediately before such transaction own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the voting stock immediately before such transaction; or (iv) our continuing directors do not constitute a majority of our Board of Directors (or, if applicable, a successor corporation to our company), and

•

10% or more of the consideration received by our common stockholders in connection with this corporate transaction consists of cash or securities or other property that is not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, The NASDAQ Global Market or approved for trading and/or eligible for quotation on an established automated over-the-counter trading market in the United States, including the OTC Bulletin Board, and

•	a holder elects to convert his, her or its Notes,

the conversion price for any such Notes surrendered for conversion shall be increased by a number of additional shares of common stock by reference to the table below and is based on the effective date, referred to as the “effective date,” of the corporate transaction and the price, referred to as the “stock price,” paid per share of our common stock in the corporate transaction, subject to adjustment as described in the indenture. If holders of our common stock receive only cash in such change of control, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the closing prices of common stock on the five trading days up to but not including the effective date of the change of control.

We will issue the additional shares solely in shares of our common stock (other than cash paid in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of common stock have been converted or exchanged in connection with the change of control. If holders of the common stock receive or have the right to receive more than one form of consideration in connection with such change of control, then, for purposes of the foregoing, the forms of consideration in which the additional shares shall be paid shall be in proportion to the different forms of consideration paid to holders of common stock in connection with such change of control.

The stock prices set forth in the first row of the table will be adjusted as of any date on which the conversion price of the securities is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion price as so adjusted and the denominator of which is the conversion price immediately prior to such adjustment giving rise to the stock price adjustment in each case calculated exclusive of all additional shares. If an adjustment is made to the conversion price, the number of additional shares will be adjusted by multiplying such amount by a fraction, the numerator of which is the conversion price immediately prior to such adjustment and the denominator of which is the conversion price as so adjusted in each case calculated exclusive of all additional shares.

The following table sets forth the number of additional shares to be received per $1,000 principal amount of Notes.

Effective Date	Stock Price
	$2.00	$2.50	$3.00	$3.50	$4.00	$4.50	$5.00	$5.50	$6.00	$6.50
1/12/2007	44.9	33.9	28.2	24.2	21.2	18.8	16.9	15.4	14.1	13.0
12/31/2007	44.0	23.4	18.8	16.1	14.1	12.6	11.3	10.3	9.4	8.7
12/31/2008	44.0	15.7	9.4	8.1	7.1	6.3	5.6	5.1	4.7	4.3
12/31/2009	44.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
12/31/2010	44.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0
12/31/2011	44.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

The exact stock prices and effective dates may not be set forth in the table, in which case:

(i)	if the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year,

(ii)	if the stock price is equal to or in excess of $6.50 per share, subject to adjustments set forth in the indenture, no additional shares will be issued upon conversion, and

(iii)	if the stock price is less than $2.00 per share, subject to adjustments set forth in the indenture, no additional shares will be issued upon conversion.

Optional Redemption by Us

Prior to December 31, 2009, the Notes will not be redeemable at our option. Beginning on December 31, 2009, we may redeem all or any part of the Notes for cash at any time as a whole, or from time to time in part, at a redemption price equal to the accreted value of such Notes, plus liquidated damages, if any accrued thereon, if any, to, but excluding, the redemption date; provided that if the current market price of our common stock as of the date of the redemption notice is greater than or equal to the conversion price as of such date, then the equity conditions (as defined above) shall be satisfied as of the date of the redemption notice. We will give at least 30 days’ but not more than 60 days’ notice of redemption by mail to holders of Notes. Notes or portions of Notes called for redemption will be convertible into common stock by the holder until the close of business on the last business day prior to the redemption date, unless we fail to pay all amounts due on redemption.

If we do not redeem all of the Notes, the trustee will select the Notes to be redeemed in principal amounts at maturity of $1,000 or integral multiples thereof, solely on a pro rata basis. If any Notes are to be redeemed in part only, we will issue a new Note or Notes with a principal amount (and accreted value) at maturity equal to the principal (and accreted value) at maturity of the unredeemed portion of the Notes. If a portion of a holder’s Notes is selected for partial redemption and the holder converts a portion of its Notes, the converted portion will be deemed to be taken from the portion selected for redemption.

“Accreted value” means, (a) from the issue date through the day immediately preceding the fifth anniversary thereof, the sum of (x) the issue price of each Note and (y) the portion of the excess of the principal amount of each note over the issue price which shall have been amortized by us in accordance with generally accepted accounting principles through such date, such amount to be so amortized on a daily basis and compounded semi-annually on each June 30 and December 31 at the rate of 5.84% per annum from the issue date through the date of determination computed on the basis of a 360-day year of twelve 30-day months, and (b) from and after the fifth anniversary of the issue date, the principal amount of the Notes.

Repurchase of Notes at Option of Holders

If a “repurchase event,” as described below, occurs, a holder will have the right (subject to certain exceptions set forth below) to require us to repurchase all of such holder’s Notes not previously called for redemption, or any portion of those Notes that is equal to $1,000 in principal amount at maturity or integral multiples thereof, on a date set by us that is no less than 30 days and no more than 40 days after notice of such repurchase event. If the repurchase event occurs, such repurchase will be made in cash at a price equal to 100% of the accreted value (as discussed above) of the Notes the holder elects to require us to repurchase, together with the premium make-whole amount, if any if such repurchase by us occurs prior to the third anniversary of the issue date upon the occurrence of a repurchase event.

In addition, all or any portion of the Notes outstanding shall be purchased by us at the option of the holder on December 31, 2011, December 31, 2016 and December 31, 2021 at a price equal to 100% of the accreted value of the Notes the holder elects to require us to repurchase, to, but excluding the applicable repurchase date.

Unless we have previously called for redemption all of the outstanding Notes and deposited or set aside an amount of money sufficient to redeem such Notes on the redemption date, on or before (1) the 10th calendar day following the occurrence of a repurchase event and (2) December 1, 2011, December 1, 2016 and December 1, 2021, we or the trustee will mail to the holders notice of the occurrence of the repurchase event and of the holders’ repurchase right arising as a result of the occurrence of a repurchase event, or on December 31, 2011, December 31, 2016 and December 31, 2021, as applicable. We will also deliver a copy of such notice of a repurchase right to the trustee.

To exercise a repurchase right with respect to certificated Notes, a holder must deliver to the trustee on or before the period beginning upon receipt of the Company Notice and ending fifteen (15) trading days after the relevant repurchase date, written notice of the exercise of the right stating the portion of the accreted value of the Notes to be repurchased, together with the Notes with respect to which the repurchase right is being exercised, duly endorsed for transfer to us, or if not certificated, the repurchase notice must comply with appropriate procedures of DTC. An election to exercise a repurchase right will be revocable at any time prior to the close of business on the last business day prior to the relevant repurchase date, by delivering written notice of withdrawal to the trustee prior to the close of business on the business day prior to the relevant repurchase date. If the Notes to be repurchased are represented by a global note, a holder’s exercise notice and/or withdrawal notice must comply with appropriate DTC procedures.

If we are unable to repurchase on the repurchase date all of the Notes (or portions of the Notes) as to which the repurchase right has been properly exercised, the accreted value will continue to accrue on each such note and each such note shall be convertible into common stock in accordance with the indenture until the repurchase price of such note shall have been paid or duly provided for. If we are unable to repurchase on the repurchase date all of the Notes (or portions of the Notes) as to which the repurchase right has been properly exercised, the aggregate amount of Notes we may repurchase will be allocated pro rata among each note (or portion of a note) surrendered for repurchase, based on the accreted value of such note, in proportion to the aggregate amount of Notes surrendered for repurchase.

Payment of the repurchase price for a note for which a repurchase notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the note, together with necessary endorsements, to the trustee or paying agent at its corporate office. Payment of the repurchase price for the note will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the note. If the trustee or the paying agent holds money sufficient to pay the repurchase price of the Notes on the business day following the repurchase date, then, on and after the date:

•	the accreted value on such Notes shall cease to accrue;

•	the note will cease to be convertible into common stock subject to certain exceptions; and

•	all other rights of the holder will terminate, other than the right to receive the repurchase price upon delivery of the note.

This will be the case whether or not book-entry transfer of the note has been made or the note has been delivered to the trustee or the paying agent.

A “repurchase event” will occur upon a change in control of Monogram Biosciences or if our common stock is no longer authorized for quotation or listing on a United States national securities exchange, quoted on the NASDAQ Capital Market, or approved for trading and/or eligible for quotation on an established automated over-the-counter trading market in the United States, including the OTC Bulletin Board, but excluding the “pink sheets” or any similar quotation system.

A “change in control” will be deemed to have occurred when any of the following has occurred:

•

the acquisition by any person or group of beneficial ownership of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors;

•	approval by our stockholders of any plan or proposal for our liquidation, dissolution or winding up;

•

our consolidation or merger with or into any other corporation or any merger of another corporation into us that results in the change or exchange of our common stock into other assets or securities, unless our stockholders (determined immediately before such transaction) own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the voting stock immediately before such transaction;

•

our conveyance, transfer, sale, lease or other disposition of all or substantially all of our properties and assets to another person (other than a wholly-owned subsidiary as a result of which we become a holding company), unless our stockholders (determined immediately before such transaction) own, directly or indirectly immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the voting stock immediately before such transaction; or

•

a majority of the members of our board of directors are not “continuing directors.” For purposes of this provision, a “continuing director” is a person who either was a member of the board on January 11, 2007 or is subsequently elected or nominated for election by a majority of directors who were continuing directors at the time of such election or nomination.

A change in control will not be deemed to have occurred if at least 90% of the consideration in the transaction or transactions constituting the change in control consists of (and the capital stock into which the Notes would be convertible consists of) shares of capital stock that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States.

The definition of change in control includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, a holder’s ability to require us to repurchase its Notes as a result of a conveyance, transfer, sale, lease or other disposition of less than all our assets may be uncertain.

The change in control purchase feature of the Notes may in some circumstances make it more difficult to, or discourage, a takeover of our company. The change in control purchase feature, however, is not the result of our knowledge of any specific effort:

•	to accumulate shares of our common stock;

•	to obtain control of us by means of a merger, tender offer solicitation or otherwise; or

•	by management to adopt a series of anti-takeover provisions.

Instead, the change in control purchase feature is a standard term contained in securities similar to the Notes.

We may be unable to repurchase the Notes if the Note holders elect to require us to repurchase the Notes pursuant to these provisions. Agreements relating to our indebtedness may contain provisions prohibiting the repurchase of the Notes under certain circumstances. If the Note holders elect to require us to repurchase the Notes at a time when we are prohibited from repurchasing Notes, we could seek the consent of our lenders to repurchase the Notes or attempt to refinance this debt.

If we do not obtain consent, we would not be permitted to repurchase the Notes. Our failure to repurchase tendered Notes would constitute an event of default under the indenture, which might constitute a default under the terms of our other indebtedness.

We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the tender offer. To the extent applicable, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the Notes.

Ranking and Subordination

The indebtedness evidenced by the Notes will be unsecured and contractually subordinated to the prior payment in full of our senior indebtedness to the extent provided in the indenture with respect to all senior indebtedness (as defined below) and to the extent provided in a subordination agreement entered into between the trustee and Pfizer with respect to the senior indebtedness owing to Pfizer. As of January 12, 2007, such senior indebtedness included up to $10 million committed under the credit facility with Merrill Lynch, approximately $0.2 million under equipment financing facilities and $25 million owing to Pfizer. In addition, the Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries. Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and accreted value on the Notes will be subordinated to the extent provided in the indenture and in the subordination agreement with Pfizer in right of payment to the prior payment in full of all senior indebtedness. In the event of any acceleration of the Notes because of an event of default, the holders of any senior indebtedness then outstanding will be entitled to payment in full of all obligations in respect of such senior indebtedness before the holders of the Notes are entitled to receive any payment or distribution in respect thereof. With respect to our senior indebtedness to Pfizer, the Notes will in each such instance be subordinated to the prior payment of the Pfizer senior indebtedness in full in cash.

We also may not make any payment of the principal amount, accreted value, the redemption price for Notes redeemed, the repurchase price for Notes submitted for repurchase, liquidated damages (including any liquidated damages, share delivery damages and extension fees), or any other premium or payment payable with respect to the Notes pursuant to the provisions of the indenture if (i) a payment default occurs under the designated senior indebtedness and is continuing beyond any applicable period of grace (a “payment default”) or (ii) any other default occurs and is continuing with respect to designated senior indebtedness (as defined below) that permits holders of such designated senior indebtedness to accelerate its maturity, and we and the trustee receive a notice of such default (a “payment blockage notice”) from holders of designated senior debt (a “non-payment default”). Payments on the Notes may and shall be resumed in case of a payment default, upon the date on which such default is cured or waived or ceases to exist and, in case of a non-payment default, unless the holders of designated senior debt shall have accelerated the maturity of such designated senior debt, the earlier of the date on which such non-payment default is cured or waived or ceases to exist or 180 days after the date on which the applicable payment blockage notice is received. Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to designated senior debt during such period.

In addition, pursuant to the subordination agreement with Pfizer and for so long as our senior indebtedness to Pfizer is outstanding, we may not pay (whether through payment, prepayment, purchase, repurchase, redemption, defeasance or otherwise) all or any portion of obligations under the Notes or pay any repurchase price or redemption price thereunder, make any prepayment, purchase, repurchase, redemption or other acquisition of the obligations under the Notes, make any deposit in respect of any of the foregoing or permit the noteholders to receive or accept (by way of set-off or otherwise) any payments in respect of any of the foregoing, prior to the payment in full of all senior indebtedness. However, the subordination agreement with Pfizer does not prohibit the payment of extension fees, liquidated damages, share delivery damages (each as required by and defined in the indenture) and/or liquidated damages or penalties of similar nature required by the indenture and related documents during the term of this Agreement up to a maximum aggregate amount of $1,000,000 and cash in respect of fractional shares upon conversion.

Further, to the extent that any amounts under the Notes are not paid when otherwise due resulting from the operation of the subordination agreement with Pfizer, such amounts shall accrue interest at the rate of five percent per annum, compounded semi-annually (collectively with such interest, the “deferred amounts”), and shall be payable upon the earliest to occur of (i) the maturity of, (ii) acceleration, for any reason, of, (iii) a repurchase date in respect of, or (iv) an automatic conversion date in respect of, such Notes; or such earlier date, if such non-payment was due solely to the operation of the subordination agreement with Pfizer, on the earlier of the maturity or earlier satisfaction of our senior indebtedness owing to Pfizer and the termination of the subordination agreement with Pfizer. Any failure to pay a deferred amount other than on the dates set forth in the immediately proceeding sentence shall not be deemed to be a default or event of default under the indenture to the extent such payment is or was prohibited by the subordination terms of the indenture or the subordination agreement with Pfizer.

With respect to our senior indebtedness owing to Pfizer, in the event of a conflict of the subordination terms of the indenture and the terms of the subordination agreement with Pfizer, the subordination agreement with Pfizer will control; provided, however, that no more than one payment blockage notice may be given by the holders of the indebtedness owing to Merrill Lynch and the indebtedness owing to Pfizer in any consecutive 360-day period irrespective of the number of defaults with respect to such senior indebtedness during such period.

In the event that, notwithstanding the foregoing, the trustee, any paying agent on behalf of us or any holder of the Notes receives any payment or distribution of our assets of any kind in contravention of any of the subordination provisions of the indenture of the subordination agreement with Pfizer, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Notes before all senior indebtedness is paid in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash all senior indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of senior indebtedness.

During any period as to which payment under the Notes or the indenture is blocked, neither the trustee nor any of the holders of the Notes will commence or join with any other of our creditors in asserting or commencing any proceedings to collect or enforce its rights hereunder or take any action to foreclose or realize upon the indebtedness hereunder as specified in the subordination agreement with Pfizer and in the indenture beginning on the date of the event of default under the indenture and ending on the date any applicable payment default is cured, waived or ceases to exist or the date such payment blockage period ends, as the case may be. In addition, under the subordination agreement with Pfizer, no such enforcement is permitted from and after the occurrence of any event of default under the indenture permitting acceleration of the Notes and the earliest to occur of (i) the date that is 180 days following the date that the trustee or the holders of the Notes shall have delivered a notice of intent to accelerate the Notes or exercise certain other remedies, (ii) the acceleration of our senior indebtedness to Pfizer, or (iii) the date that all of our senior indebtedness to Pfizer shall have been paid in full and our related obligations are terminated.

By reason of the subordination provisions described above, in the event of an event of default or our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than our other creditors.

Under the subordination agreement with Pfizer, no provision of the Notes or the indenture may, without the prior written consent of Pfizer, be amended, supplemented or otherwise modified if the effect of such amendment, supplement or other modification would be to (i) advance the final maturity date of the Notes or any other scheduled date for the payment of principal or premium payable in respect of the Notes prior to the first repurchase date, (ii) advance any repurchase date (ii) increase the maximum principal amount of our indebtedness to Pfizer, (iii) provide for a cash interest rate or any other payment with respect to the Notes that is scheduled to be due prior to the first repurchase date or increase the amount of the extension fees, the liquidated damages or the share delivery damages, (iii) change any redemption or call premium in respect of the Notes and indenture in excess of 2% per annum, (iv) alter the indenture subordination provisions, (v) take any liens in any of our assets, or (vi) obtain any guaranties or other credit support or (vii) impose any representations, warranties, financial covenants, events of default or remedies that are materially more restrictive or burdensome to us, or alter any definitions to effect any of the foregoing.

Under the subordination agreement with Pfizer, no provision of our senior indebtedness owing to Pfizer shall, without the prior written consent of the a majority of the noteholders, be amended, supplemented or otherwise modified if the effect of such amendment, supplement or other modification would be to (i) extend the final maturity date of our indebtedness to Pfizer or any other scheduled date for the payment of principal or premium payable in respect of such indebtedness to a date after the first repurchase date, (ii) increase the maximum principal amount of our indebtedness to Pfizer such that the maximum principal amount exceeds an amount equal to 115% of the amount of such indebtedness then outstanding, (iii) provide for a cash interest rate or any other payment with respect to the Senior Debt that is scheduled to be due after the first repurchase date, (iv) change any redemption or call premium in respect of our indebtedness to Pfizer in excess of

2% per annum, (v) alter the subordination provisions of the subordination agreement with Pfizer, or (vi) directly prohibit or restrict the payment of principal of, premium on, or other amounts payable with respect to, the Notes and the indenture, or materially adversely effect the noteholders’ remedies.

The term “designated senior debt” shall mean our senior indebtedness owing to Pfizer and other senior indebtedness outstanding from time to time in favor of Merrill Lynch, as such indebtedness may be amended, modified or supplemented from time to time, including any deferrals, renewals, extensions, refinancings or refundings thereof; provided that no such amendment, modification or supplement will (i) increase the principal amount of our indebtedness owing to Merrill Lynch and any similar indebtedness under other credit facilities to an aggregate amount in excess of $20,000,000.00; or (ii) directly prohibit or restrict the conversion of the Notes, or the payment of principal of, premium on or other amounts payable in respect of, the obligations under the indenture or the Notes other than as set forth in the indenture, or materially adversely affect the noteholders’ remedies under the indenture or the Notes in respect of conversion or any such payment.

The term “senior indebtedness” means the principal of, premium, if any, interest on, including any interest accruing after the commencement of any bankruptcy or similar proceedings, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, or termination payment with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or under, our 3% Senior Secured Convertible Notes due May 19, 2010 owing to Pfizer, certain indebtedness and any indebtedness and other obligations in respect of any letters of credit, letters of credit facilities or hedging or similar agreements owing to Merrill Lynch or others to the extent the principal amount of all such indebtedness does not exceed $20,000,000, and indebtedness secured by equipment and that constitutes capital equipment financing for capital expenditures (including but not limited to indebtedness secured by purchase money security interests or in the form of a lease) to the extent the amount of such financing incurred does not exceed the lesser of (i) $5,000,000 during 2007, $8,000,000 during 2008, $10,000,000 during 2009, and 125% of the preceding year’s figure during each year thereafter, with the unused portion of the immediately preceding year (without regard to carryovers from years preceding such immediately preceding year) being added to the amount described under this clause and (ii) the greater of such other aggregate amount as may be set forth in the documents evidencing the indebtedness owing to Pfizer and the documents evidencing the indebtedness owing to Merrill Lynch, as all such indebtedness may be amended, modified or supplemented from time to time, including any deferrals, renewals, extensions, refinancings or refundings thereof.

The term “indebtedness” means, as to any person, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles but excluding trade payables entered into in the ordinary course of business, (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by Notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any person, even though the person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all contingent obligations (as defined in the indenture) in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

The indenture does not limit the amount of additional indebtedness which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that any subsidiary of ours can create, incur, assume or guarantee.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by it in connection with its duties relating to the Notes. The trustee’s claims for such payments will generally be senior to those of the holders of the Notes in respect of all funds collected or held by the trustee.

Merger and Sales of Assets

The indenture provides that we may not consolidate with or merge into any other person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of our properties and assets to another person unless, among other things:

•	the resulting, surviving or transferee person is organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

•	such person assumes all of our obligations under the Notes and the indenture; and

•	we or such successor are not then or immediately after such consolidation or merger in default under the indenture.

The occurrence of any of the foregoing transactions could constitute a change in control.

This covenant includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, there may be uncertainty as to whether a conveyance, transfer, sale, lease or other disposition of less than all our assets is subject to this covenant.

Events of Default

Each of the following constitutes an event of default under the indenture:

•	default in our obligation to pay the principal amount of, or accreted value of, and premium, if any, on any of the Notes at maturity or otherwise;

•	default in our obligation to pay the repurchase price of the Notes on the repurchase date following a repurchase event in accordance with the indenture;

•	default for a period of 30 business days in our obligation to pay any liquidated damages, share delivery damages or extension fees on the Notes after the due date thereof;

•	default in our obligation to pay any premium make-whole amount when due;

•	default in our obligation to pay the redemption price on the redemption date in accordance with the indenture;

•	default in our obligation to deliver shares, including, without limitation, additional shares, of our common stock within ten (10) business days after the applicable conversion date;

•	default in our obligation to provide a written notice of a repurchase event in accordance with the indenture;

•

default in our obligations or the obligations of our subsidiaries with respect to the Pfizer indebtedness which default results in the acceleration of such indebtedness and such acceleration was not rescinded or annulled for a period of thirty (30) days after there was given a written notice of default to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding;

•

our failure to perform or observe any other term, covenant or agreement contained in the Notes or the indenture or any other transaction document (other than a covenant default that is specifically dealt with separately in the indenture), and the continuation of such failure for sixty (60) days after written notice of default is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount at maturity of the Notes then outstanding;

•

any of the representations or warranties made by us in the indenture or in the transaction documents are false or misleading in any material respect at the time made and such condition (to the extent capable of being cured) continues uncured for a period of 30 days after written notice of default is given to us and the trustee by holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding;

•

failure to pay by us or any subsidiary when due of any indebtedness (other than Pfizer indebtedness) in an individual or aggregate amount in excess of $20 million, whether or not such default results in the acceleration of such indebtedness, unless the default is cured or waived or the acceleration is rescinded, stayed or annulled within 30 days after written notice of default is given to us by the trustee or to us and the trustee by holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding;

•

our failure to stay, bond or satisfy within 60 days any final judgment or judgments against us or our subsidiaries aggregating in excess of $10 million or more, not subject to appeal or not covered by insurance;

•	specific events of bankruptcy, insolvency or reorganization with respect to us;

•

our failure to file periodic reports or other reports in accordance with the certain covenants in the indenture relating to information requirements and reports by us, or to comply with Section 314(a)(1) of the Trust Indenture Act (“filing failure”) and a written notice of default is given to us and the trustee by holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding, and such failure shall continue for either (i) sixty (60) days after such notice is given and we have not paid the extension fee or (ii) one hundred and eighty (180) days after such notice is given if we have paid the extension fee as provided in the indenture (and no event of default under this provision shall be deemed to occur until the passage of sixty (60) day or such one hundred and eighty (180) day period, as applicable); and

•

our failure to observe and comply with limitation on the incurrence of additional indebtedness and liens set out in the indenture and such failure continues for 30 days following the occurrence thereof, or, if later, the date we know or should have known of such failure.

Unless the accreted value of all the Notes shall have become due and payable and unless an event of default shall have been waived in writing, if an event of default occurs and continues (other than a filing failure), the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the accreted value, and premium make-whole amount, if any, (and liquidated damages, share delivery damages and extension fees to the extent accrued and unpaid), on the outstanding Notes to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving us, the accreted value, premium, if any, (including liquidated damages, share delivery damages and/or extension fees to the extent accrued and unpaid) owing and unpaid on the Notes will automatically become due and payable. The premium make-whole amount shall be payable if the Notes are accelerated prior to the third anniversary of the issue date of the Notes. Notwithstanding the foregoing if, at any time after the accreted value of, and premium make-whole amount, if any (and liquidated damages, share delivery damages and extension fees to the extent accrued and unpaid) on, the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, we shall pay or shall deposit with the trustee a sum sufficient to pay the accreted value of and premium make-whole amount, if any (and liquidated damages, share delivery damages and extension fees to the extent accrued and unpaid), on, any and all Notes which shall have become due otherwise than by acceleration and amounts due to the trustee pursuant to the indenture, and, if we cure all defaults, except the nonpayment of principal of and premium, if any, that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding Notes may waive these past defaults.

Upon the occurrence of a filing failure, we may elect to pay, within sixty (60) days of the occurrence of the applicable filing failure (unless such filing failure is theretofore cured or waived under the indenture), to the holders the applicable extension fee. If we elect to pay any extension fee, we, at any time on or before the close of business on the business day immediately prior to the sixtieth (60th) day after the date on which the applicable filing failure first occurs, (i) shall notify the holders and the trustee of such election and (ii) shall deliver to the trustee a certificate to that effect stating the date on which the applicable extension fee pursuant to this paragraph is payable. In the event we do not elect to pay an extension fee within sixty (60) days of a filing failure in accordance with this paragraph (unless such filing failure shall theretofore have been cured or waived pursuant to the indenture), the Notes will be subject to acceleration as described above. Notwithstanding the foregoing, if an additional filing failure occurs during an extension period, the Notes will only be subject to acceleration for such additional filing failure at the earlier of (x) the end of the extension period and (y) in the event we have paid an extension fee in accordance with the terms of the indenture as to such additional filing failure, the end of the extension period as to such additional filing failure.

“Extension fee” means, in respect of an election by us in respect of the occurrence of a filing failure during the term of this Indenture, a cash amount equal to: (i) for the first occurrence of a filing failure, $150,000; (ii) for the second occurrence of a filing failure, $100,000; (iii) for the third occurrence of a filing failure, $50,000; and (iv) for the fourth occurrence of a filing failure and for any additional filing failure thereafter, $150,000 for each such occurrence of a filing failure; provided however that we may elect to pay any extension fee in accordance with clause (iv) only if the limit on the aggregate amount of extension fees, share delivery damages and liquidated damages payable under the terms of this Indenture as set forth in our Subordination Agreement with Pfizer has been increased in connection with the payment of such extension fee by an amount at least equal to the amount of such extension fee.

“Extension period” means, in the event that we have paid an extension fee in accordance with the terms of the indenture, the period ending one-hundred eighty (180) days after the notice of default under the indenture is given in respect of the applicable filing failure.

The indenture provides that the trustee will, within 90 days after (or, if later, within 15 days after it is known to the Trustee) the occurrence of a default under the indenture, give to the registered holders of the Notes notice of all uncured defaults known to it, but the trustee will be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such registered holders, except in the case of (x) any default in the payment of the accreted value or principal of, or premium, if any (including liquidated damages, share delivery damages, and/or extension fees to the extent accrued but unpaid), on any of the Notes, or (y) default in delivery of common stock and cash or a check with respect to any fractions interests in a share of common stock upon conversion of any Notes.

If an event of default occurs and is continuing, the trustee may in its discretion proceed to protect and enforce the rights vested in it by the indenture by such appropriate judicial proceedings as the trustee will deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the indenture or in aid of the exercise of any power granted in the indenture, or to enforce any other legal or equitable right vested in the trustee by the indenture or by law.

No holder of the Notes may pursue any remedy under the indenture, except in the case of a default in the payment of principal on the Notes, unless:

•	the holder has given the trustee written notice of an event of default;

•	the holders of at least 25% in principal amount of outstanding Notes make a written request and offer indemnity reasonably satisfactory to the trustee to pursue the remedy;

•	the holder or holders have offered security or indemnity reasonably satisfactory to the trustee against any costs, liability or expense of the trustee; and

•	the trustee fails to comply with the request within sixty (60) days after receipt of the request and offer of indemnity.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during default to act with the required standard of care, to be indemnified by the holders of Notes before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in aggregate principal amount at maturity of the Notes then outstanding, through their written consent, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.

We are required to:

•

notify the trustee within ten (10) days of our becoming aware of any default or event of default, and deliver a statement to the trustee specifying the default or event and the action we are taking or propose to take with respect thereto; and

•	furnish annually to the trustee a statement as to the fulfillment of our obligations under the indenture.

Modification and Waiver

Changes Requiring Approval of Each Affected Holder

The indenture (including the terms and conditions of the Notes) cannot be modified or amended without the written consent or the affirmative vote of the holder of each note affected by such change to:

•	extend the maturity of any note;

•	reduce the principal amount or premium (including liquidated damages, share delivery damages and/or extension fees), if any on any note;

•	reduce the rate of accretion of principal or any amount payable on redemption or repurchase of any note;

•

impair or change in any manner adverse to the holders of Notes, our obligation to repurchase the Notes upon the occurrence of a repurchase event or any repurchase date or the number of additional shares issuable or the payment of the premium make-whole amount;

•	impair or adversely affect the conversion rights of or additional shares payable to any holder of Notes;

•	reduce the quorum or voting requirements under the indenture;

•	change the ranking of the Notes in a manner adverse to the holders;

•	change the amendment provisions which require each holder’s consent or in the waiver provisions;

•	impair or adversely affect the right of any holder to institute suit for repayment of any note; or

•	change the currency of payment of the Notes.

All of the holders of Notes also must consent to reduce the percentage of holders of Notes which are required to consent to the above-described actions.

Changes Requiring Majority Approval

The indenture (including the terms and conditions of the Notes) may be modified or amended, subject to the provisions described above, with the written consent of the holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding.

Changes Requiring No Approval

The indenture (including the terms and conditions of the Notes) may be modified or amended by us and the trustee, without the consent of the holder of any note, for the purposes of, among other things:

•	making provision with respect to the conversion rights of the holders of Notes pursuant to the indenture;

•	conveying, transferring, mortgaging or pledging any property or assets as security for the Notes;

•	providing for the assumption of our obligations to the holders of Notes in the case of a merger, consolidation, conveyance, transfer or lease;

•	providing for the acceptance and appointment by a successor trustee with respect to the Notes;

•	adding to our covenants for the benefit of the holders of Notes;

•	complying with the Trust Indenture Act of 1939, or under any similar federal statute hereafter enacted;

•	surrendering any right or power conferred on us;

•	complying with the requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; or

•	curing any ambiguity or correcting or supplementing any provision contained in the indenture; provided that modification or amendment does not adversely affect interests of the holders of Notes.

Governing Law

The indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

U.S. Bank National Association, a national banking association, as trustee under the indenture, has been appointed by us as paying agent, conversion agent and registrar with regard to the Notes. The trustee or its affiliates may from time to time in the future provide banking and other services to us in exchange for a fee.

Calculations in Respect of Notes

We or our agents are responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determination of the market prices of the Notes and of our common stock and amounts of premium or contingent payments, if any, on the Notes. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of Notes. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

Form, Denomination and Registration

The Notes were issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

Global Note, Book-Entry Form

The Notes are represented by one global note. We deposited the global note with DTC and it was registered in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the global note may be held directly through DTC if such holder is a participant in DTC, or indirectly through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global note to such persons may be limited.

Holders who are not participants may beneficially own interests in the global note held by DTC only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of the global note, Cede & Co. for all purposes will be considered the sole holder of the global note. Except as provided below, owners of beneficial interests in the global note will:

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global note.

We will pay the redemption price and the repurchase price of the global note to Cede & Co., as the registered owner of the global note, by wire transfer of immediately available funds on the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in the global note; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of Notes, including the presentation of Notes for exchange, only at the direction of one or more participants to whose account with DTC interests in the global note are credited, and only in respect of the principal amount of the Notes represented by the global note as to which the participant or participants has or have given such direction.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global note among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time.

We will issue the Notes in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 120 days. In addition, beneficial interests in the global note may be exchanged for definitive certificated Notes upon request by or on behalf of DTC in accordance with customary procedures. We may determine at any time and in our sole discretion that Notes shall no longer be represented by the global note, in which case we will issue certificates in definitive form in exchange for the global note.

Registration Rights

On January 11, 2007, we entered into a registration rights agreement with the initial purchaser of the Notes. In the registration rights agreement, we agreed that we would, at our expense, file with the SEC a shelf registration statement on Form S-3, or such other form as is available to us, covering resales by holders of all Notes and the common stock issuable upon conversion of the Notes. We have agreed to use our commercially reasonable efforts to:

•

cause the registration statement to become effective as soon as practicable, but no later than 120 days after the original issuance of the Notes (the “Effectiveness Deadline”), provided that if the SEC reviews the registration statement and provides comments on it or any documents incorporated by reference into it, the Effectiveness Deadline will be extended to 180 days after the original issuance of the Notes; and

•

keep the registration statement effective until the earliest of (i) the second anniversary of the date the registration statement is filed, (ii) the date as of which all holders of such registration rights, other than those who are “affiliates” of us, may sell all of the Notes and the common stock issuable upon conversion of the Notes pursuant to Rule 144 under the Securities Act of 1933, or (iii) the date on which all the Notes and the common stock issuable upon conversion of the Notes have been transferred under Rule 144 under circumstances in which the transferred security need not bear any legend restricting transferability, or have been sold pursuant to a registration statement.

In the registration rights agreement, we agreed that we would provide to each registered holder copies of this prospectus and take certain other actions as are required to permit resales of the Notes and the common stock issuable upon conversion of the Notes. A holder who sells those securities pursuant to the shelf registration statement generally will be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers (and, as required by the registration rights agreement, the holder will be deemed to have agreed to deliver a prospectus to purchasers to the extent required by law and provided that we have furnished the holder with the prospectus), be subject to the civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement, which are applicable to that holder (including the prospectus delivery obligation referred to above and certain indemnification provisions). If a shelf registration statement covering those securities is not effective, they may not be sold or otherwise transferred except pursuant to an exemption from registration under the Securities Act and any other applicable securities laws or in a transaction not subject to those laws.

We may suspend the use of the prospectus by holders of the Notes and the common stock issuable upon conversion of the Notes for a reasonable grace period not to exceed 30 consecutive days, and not to exceed an aggregate of 60 days in any 365 day period, if we, in our good faith judgment, believe we may possess material non-public information concerning the Company the disclosure of which, at the time, is not in our best interests.

If:

•	the shelf registration statement has not been filed within 60 days after the date of original issuance of the Notes,

•	the shelf registration statement has not been declared effective by the Effectiveness Deadline,

•	we do not, with 5 business days after receipt of a “no review” letter from the SEC request that the SEC declare the registration statement effective,

•	sales cannot be made pursuant to the shelf registration statement, following its effectiveness, except during an allowable grace period, as specified above, or

•	the length of a grace period, as specified above, is longer than permitted,

then, as a result of one or more of the foregoing registration delays, we will pay to each holder of the Notes and the common stock issuable upon conversion of the Notes liquidated damages in an amount of cash equal to the aggregate purchase amount paid by that holder for the Notes multiplied by an applicable percentage, multiplied by a fraction, the numerator of which is the number of business days of such registration delay and the denominator of which is 360 days. The applicable percentage is 0.8% for the first 60 days of any such registration delay, and 1.6% for any days of a registration delay that are more than 60 days. In no event will (i) the applicable percentage exceed 1.2% of the initial aggregate purchase price paid for the Notes or (ii) the aggregate amount of liquidated damages exceed 10% of the initial aggregate purchase price paid for the Notes. Liquidated damages will be paid monthly, and if not paid timely shall bear interest at the rate of 1.6% monthly until paid in full.

In the registration rights agreement, we also agreed to pay liquidated damages if a shelf registration statement is not timely filed with the SEC. We filed the shelf registration statement of which this prospectus is a part prior to the date specified in the registration rights agreement and, accordingly, no liquidated damages were or will be payable as a result of any failure to make that filing on a timely basis.

This summary of certain provisions of this registration rights agreement is not complete and is subject to, and qualified in its entirety by reference to, all the provisions of this registration rights agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material United States federal income tax consequences to holders of acquiring, holding and disposing of the Notes and shares into which the Notes may be converted. This discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), Treasury Regulations, Internal Revenue Service (IRS) rulings and judicial decisions now in effect, all of which are subject to change (possibly, with retroactive effect) or different interpretations. There can be no assurance that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the United States federal income tax consequences of acquiring, holding or disposing of the Notes or shares. This discussion does not purport to deal with all aspects of United States federal income taxation that may be relevant to a particular holder in light of the holder’s circumstances (for example, persons subject to the alternative minimum tax provisions of the Code or a holder whose “functional currency” is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, insurance companies, tax-exempt organizations, and persons holding Notes or shares as part of a hedging or conversion transaction or straddle or persons deemed to sell Notes or shares under the constructive sale provisions of the Code) may be subject to special rules. The discussion also does not consider any aspect of state, local or foreign law, or United States federal estate and gift tax law as applicable to the holders of the Notes or shares into which the Notes may be converted. In addition, this discussion is limited to purchasers of the Notes who will hold the Notes and shares as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment).

All prospective purchasers of the Notes are advised to consult their own tax advisors regarding the United States federal, state, local and foreign tax consequences of the purchase, ownership and disposition of the Notes and shares in their particular situations.

Classification of the Notes

The classification of an instrument for United States federal income tax purposes as debt or equity is based on all of the facts and circumstances and the legal form of the instrument is not determinative although it is relevant. Other factors considered in judicial and administrative determinations include whether the instrument represents a promise to pay interest and repay principal on a date that is not unreasonably distant, whether the instrument provides for customary creditor remedies, whether the instrument allows holders to share in the success of the venture by participating in profit, whether the issuer is adequately capitalized and whether the instrument is reasonably likely to be paid in accordance with its terms. Because the relevant legal authorities are not clear as to the relative weight to be accorded the various factors, the proper classification of the Notes given their terms is subject to some uncertainty. The Notes have certain features similar to other convertible debt that is customarily considered debt for United States federal income tax purposes. However, other relevant features (including our ability to auto-convert the Notes upon the happening of certain events and our circumstances as a company without a profitable operating history) are more indicative of equity. Consequently, it is unclear whether the Notes will be treated as debt or equity for United States federal income tax purposes.

We intend to take the position that the Notes are indebtedness for United States federal income tax purposes. However, the IRS may disagree with such treatment and there can be no assurances that a contrary position, if asserted, would not prevail. Our position that the Notes are debt is binding on a holder unless it discloses on its tax return that they are taking a contrary position. Each holder is urged to consult its own tax advisor about the proper classification of the Notes.

United States Holders

As used herein, the term “United States Holder” means a beneficial holder of a Note or shares that for United States federal income tax purposes is (i) a citizen or resident (as defined in Section 7701 (b) of the Code) of the United States, (ii) a corporation, or an entity treated as a corporation, created or organized under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source and (iv) in general, a trust subject to the primary supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code. A “Non-U.S. Holder” is any holder of a Note or shares other than a United States Holder or a foreign or domestic partnership.

If a partnership (including for this purpose any entity, domestic or foreign, treated as a partnership for United States federal income tax purposes) is a beneficial owner of the Notes or shares into which the Notes may be converted, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. As a general matter, income earned through a foreign or domestic partnership is attributed to its owners. A holder of the Notes or shares into which the Notes may be converted that is a partnership, and partners in such partnership, should consult their individual tax advisors about the United States federal income tax consequences of holding and disposing of the Notes or shares into which the Notes may be converted.

Liquidated Damages and Make-Whole Payment

Under the terms of the Notes, we may be required to make payments of liquidated damages if we do not file or cause to be declared effective, or keep effective, a registration statement, as described under “Description of Notes—Registration Rights.” We believe that there is only a remote possibility that we would be required to pay liquidated damages and therefore do not intend to include the liquidated damages payments in the calculation of OID as described above or to treat the Notes as subject to the special rules governing certain “contingent payment debt instruments” as a result of the possibility of such payments.

Also, under the terms of the Notes, under certain circumstances we may be required to pay a premium make-whole payment upon an automatic conversion, which we may pay either in cash or in shares as described under “Description of Notes—Conversion Rights—Automatic Conversion,” or upon conversion after certain fundamental changes, which we may pay either in shares or other property (i.e., the consideration into which our shares have been converted or exchanged in connection with such fundamental change) as described under Description of the Notes—Determination of the Make-Whole Premium.” Since the automatic conversion will be at our election and we believe there is only a remote possibility that a fundamental change will occur, we do not intend to include these make-whole payments in the calculation of OID as described above or to treat the Notes as subject to the special rules governing certain “contingent payment debt instruments” as a result of such payments.

Our determination in these regards is binding on United States Holders unless they disclose their contrary position to the IRS. However, our determination in these regards is not binding on the IRS and there can be no assurances that, if the IRS asserted a contrary position, it would not prevail. The contingent payment debt instrument rules, if applicable, would affect the timing, amount and character of income with respect to a Note. United States Holders should consult with their tax advisors regarding the tax consequences of the Notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the Notes do not represent contingent payment debt instruments.

If, contrary to expectations, we pay liquidated damages, United States Holders would be required to recognize additional income at that time.

If we pay the premium make-whole payment in cash or property that does not qualify as stock or securities of a party to a reorganization, United States Holders would be required to recognize additional income or gain at that time. The nature of that income or gain is uncertain and depends in part upon whether the make-whole payment is treated as the payment of additional interest or as boot paid in connection with a reorganization. Similarly, if we pay the premium make-whole payment in our shares or the qualifying stock or securities of a party to a reorganization in a transaction that qualifies as such, the tax treatment to United States Holders is also uncertain and again depends in part upon whether the shares or qualifying stock or securities representing the make-whole payment is treated as the payment of additional interest or as stock or securities received in a reorganization. United States Holders should consult with their tax advisors with regard to the treatment of any make-whole payment.

Original Issue Discount

The Notes were issued at a discount from their stated redemption price at maturity and therefore have original issue discount (“OID”) for United States federal income tax purposes. A United States Holder, other than a United States Holder whose Notes have acquisition premium or amortizable bond premium (as described below under “—Acquisition Premium and Amortizable Bond Premium”), will be required to include OID equal to the difference between the issue price of the Note, which in this case is 75% of the principal amount of the Note, and the stated redemption price at maturity of the Note in gross income periodically on a constant-yield basis over the period from the issue date through December 31, 2011, which is the date the holder may require us to repurchase the Notes at 100% of accreted value. This means that a holder of the Notes will be required to recognize taxable income before receipt of the cash or other payment attributable to such income.

The OID that a United States Holder must include in gross income as it accrues is the sum of the daily portions of OID with respect to the Note for each day during the taxable year or portion of a taxable year in which such United States

Holder holds the Note. The daily portion is determined by allocating to each day of an accrual period a pro rata portion of an amount equal to the adjusted issue price of the Note at the beginning of the accrual period multiplied by the yield to maturity of the Note. The accrual period of a Note may be of any length a United States Holder chooses and may vary in length over the term of the Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period.

The issue price of a Note for OID purposes is the first price at which a substantial amount of Notes were sold to investors (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), which in this case is 75% of the principal amount of the Note. The adjusted issue price of the Note at the start of any accrual period is the issue price of the Note increased by the accrued original issue discount for each prior accrual period.

Under these rules, a United States Holder will be required to include in gross income increasingly greater amounts of OID in each successive accrual period up through December 31, 2001, which is the date the holder may require us to repurchase the Notes at 100% of accreted value. Any amount included in income as OID will increase the United States Holder’s basis in the Note.

Market Discount

If a United States Holder acquires a Note other than in connection with its original issue at a price that is less than its adjusted issue price, the amount of such difference is treated as “market discount” for United States federal income tax purposes, unless such difference is less than  1/4 of one percent of the stated redemption price at maturity multiplied by the number of complete years to maturity from the date of acquisition. The adjusted issue price of a Note is the sum of its issue price and all OID includible in the income of holders prior to the United States Holder’s acquisition of the Note. Market discount accrues in addition to OID. However, in contrast to OID, a United States Holder is not required to include market discount in income periodically over the term of the Notes before receipt of the cash or other payment attributable to such income. Instead, upon the sale, exchange, retirement or other disposition of a Note, any gain recognized is required to be treated as ordinary income to the extent of the accrued market discount that has not previously been included in income. If a United States Holder disposes of a Note that has accrued market discount in a nonrecognition transaction in which the United States Holder receives property the basis of which is determined in whole or in part by reference to the basis of the Note, the accrued market discount generally is includible in income at the time of such transaction only to the extent of the gain recognized. To the extent not included in income at the time of the nonrecognition transaction, the accrued market discount attaches to the property received and is recognized as ordinary income upon the disposition of such property. In general, the amount of market discount that has accrued is determined on a ratable basis, by allocating an equal amount of market discount to each day of every accrual period. A United States Holder may, however, elect to determine the amount of accrued market discount allocable to any accrual period under the constant yield method. Any such election applies to all debt instruments with market discount acquired by the United States Holder on or after the first day of the first taxable year to which the election applies, and is irrevocable without the consent of the IRS. If such an election is made, the United States Holder’s tax basis in the Notes will be increased by the amount of market discount included in income. Unless a United States Holder elects to include market discount in income as it accrues, such United States Holder may not be allowed to deduct on a current basis a portion of the interest expense on any indebtedness incurred or continued to purchase or carry Notes with market discount.

Acquisition Premium and Amortizable Bond Premium

If a United States Holder purchases a Note at a price that exceeds its adjusted issue price, the amount of such excess, referred to as “acquisition premium” for United States federal income tax purposes, would reduce the amount of OID that the United States Holder is required to include in income. If a United States Holder purchases a Note at a price that exceeds the principal amount of the Note, the amount of such excess, except to the extent that the bond premium is attributable to the conversion feature of the Note, is referred to as “bond premium” for United States federal income tax purposes. The United States Holder would not be required to include any OID in income, and may elect to amortize the bond premium against interest payable on the Note. Any amortizable bond premium in excess of interest payable on the Note may be deductible over the term of the Note. If a United States Holder elects to amortize bond premium, the amount of bond premium allocable to each accrual period will be based on a constant yield to maturity over the period the Note is held. The amortized bond premium would reduce the United States Holder’s tax basis in the Note. Any such election applies to all fully taxable bonds held by the United States Holder at the beginning of the first taxable year to which the election applies, and all fully taxable bonds acquired thereafter, and is irrevocable without the consent of the IRS. If the election is not made, a United States Holder must include in income the full amount of any interest as it accrues or is paid, and premium will not be taken into account until principal payments are received on the Note or the Note is sold or otherwise disposed of.

Conversion of the Notes Into Shares

Subject to the discussion of the premium make-whole payment under “—Liquidated Damages and Make-Whole Payment” above, a United States Holder of a Note generally will not recognize gain or loss on the conversion of a Note into shares except with respect to any cash received in lieu of a fractional share. The United States Holder’s holding period for the shares received upon conversion will include the period during which the Note was held, and the United States Holder’s aggregate tax basis in the shares received upon conversion will be equal to the holder’s adjusted tax basis in the Note at the time of conversion, less any portion allocable to the fractional share. A United States Holder of a Note will recognize gain or loss for federal income tax purposes upon the receipt of cash in lieu of a fractional share in an amount equal to the difference between the amount of cash received and the portion of the holder’s tax basis in the Note that is attributable to such fractional share. Subject to the discussion above under “—Market Discount,” any such gain recognized should be capital gain and will generally be long-term capital gain if the Note has been held for more than one year at the time of the conversion. Generally, net long-term capital gain for non-corporate taxpayers (including individuals) is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Repurchase or Retirement of the Notes

Each United States Holder generally will recognize gain or loss upon the sale, exchange, repurchase, retirement or other disposition of Notes measured by the difference (if any) between (i) the amount of cash and the fair market value of any property received and (ii) such holder’s adjusted tax basis in the Notes. Subject to the discussion above under “—Market Discount,” any such gain or loss should be capital gain or loss and will generally be long-term capital gain or loss if the Note has been held for more than one year at the time of the sale or exchange. Generally, net long-term capital gain for non-corporate taxpayers (including individuals) is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends

The conversion price of the Notes is subject to adjustment under certain circumstances. Section 305 of the Code and the Treasury Regulations issued thereunder may treat the holders of the Notes as having received a constructive distribution, resulting in a taxable dividend (subject to a possible dividends received deduction in the case of corporate holders) to the extent of our current and/or accumulated earnings and profits, if, and to the extent that certain adjustments in the conversion price, which may occur in limited circumstances (particularly an adjustment to reflect a taxable dividend to holders of common stock), increase the proportionate interest of a holder of Notes in the fully diluted capital stock, whether or not such holder ever exercises its conversion privilege. Therefore, United States Holders may recognize income in the event of a deemed distribution even though they may not receive any cash or property. Moreover, if there is not a full adjustment to the conversion ratio of the Notes to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding capital stock in our assets or earnings and profits, then such increase in the proportionate interest of the holders of the capital stock generally will be treated as a distribution to such holders, taxable as a dividend (subject to a possible dividends received deduction in the case of corporate holders) to the extent of our current and/or accumulated earnings and profits. Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the holders of the debt instruments, however, will generally not be considered to result in a constructive dividend distribution.

Distributions on the Shares

Distributions (including constructive distributions), if any, made with respect to the shares that a United States Holder receives upon conversion of a Note generally will constitute taxable dividends to the extent of our current and/or accumulated earnings and profits. Any distribution in excess of our current and/or accumulated earnings and profits will be treated first as a tax-free return of capital, which will reduce the United States Holder’s adjusted tax basis in the shares (but not below zero). To the extent such a distribution exceeds the United States Holder’s adjusted tax basis in the shares, the distribution will be taxable as capital gain. Dividends received by a corporate United States Holder may be eligible for a dividends received deduction. For taxable years before January 1, 2011, subject to certain exceptions, dividends received by non-corporate stockholders (including individuals) generally are taxed at the same preferential rates that apply to long-term capital gain, provided that certain holding period requirements are met.

Sale or Exchange of the Shares

Gain or loss realized on the sale, exchange or other disposition of shares will equal the difference between the amount realized on such sale or exchange and the United States Holder’s adjusted tax basis in such shares. Subject to the discussion above under “—Market Discount,” such gain or loss will generally be long-term capital gain or loss if the holder has held or is deemed to have held the shares for more than one year. Generally, net long-term capital gain of non-corporate stockholders (including individuals) is eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

The following discussion is limited to the United States federal income tax consequences relevant to a Non-U.S. Holder (as defined above).

For purposes of withholding tax on dividends discussed below, a Non-U.S. Holder includes a nonresident fiduciary of an estate or trust. For purposes of the following discussion, liquidated damages, dividends and gain on the sale, exchange or other disposition of a Note or shares will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct of a U.S. trade or business and (ii) in the case of a Non-U.S. Holder eligible for the benefits of an applicable United States bilateral income tax treaty, attributable to a permanent establishment (or, in the case of an individual, a fixed base) in the United States.

Original Issue Discount and Liquidated Damages

In general and subject to the discussion below under “—Backup Withholding and Information Reporting,” payments attributable to accrued OID on the Notes made to a Non-U.S. Holder should qualify as “portfolio interest,” and should be exempt from withholding of United States federal income tax, if the Non-U.S. Holder certifies its nonresident status as described below. The portfolio interest exception will not apply to payments to a Non-U.S. Holder that owns, actually or constructively, at least 10% of our voting stock, or is a controlled foreign corporation that is related to us. In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock is owned, actually or constructively, by one or more United States persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock. If the portfolio interest exception does not apply, payments attributable to accrued OID on the Notes to a Non-U.S. Holder will be subject to withholding tax at a rate of 30%, or such lesser rate as provided under the terms of an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence.

The portfolio interest exception, entitlement to treaty benefits and several of the special rules for Non-U.S. Holders described below apply only if the Non-U.S. Holder certifies its nonresident status. A Non-U.S. Holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form to us or our paying agent. If the holder holds the Note through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to a foreign partnership or other flow-through entity, the certification requirements generally apply to the partners or other owners, rather than to the partnership or other entity, and the partnership or other entity must provide the partners’ or other owners’ documentation to us or our paying agent.

Absent further guidance from the IRS as to whether payments of liquidated damages and any make-whole payments qualify for an exemption from withholding as portfolio interest, we may treat such payments made to a Non-U.S. Holder, if any, as subject to United States federal withholding tax. Therefore, we may withhold on such payments at a rate of 30% unless we receive an IRS Form W-8BEN or an IRS Form W-8ECI from a Non-U.S. Holder claiming, respectively, that such payments are subject to reduction or elimination of withholding under an applicable income tax treaty that reduces or eliminates the withholding on “other income” or that such payments are effectively connected with the conduct of a United States trade or business. A Non-U.S. Holder considering the purchase of Notes should consult its tax advisor regarding whether it can obtain a refund for the withholding tax imposed on any payments of liquidated damages on the grounds that such payments represent interest qualifying for an exemption or some other grounds.

Dividends

In general, dividends (including constructive dividends) paid to a Non-U.S. Holder of shares will be subject to withholding of United States federal income tax at a 30% rate unless such rate is reduced by an applicable income tax treaty. Dividends that are United States trade or business income generally are subject to United States federal income tax in the same manner as if the Non-U.S. Holder were a United States Holder, and are not generally subject to the 30% withholding tax or treaty-reduced rate if the Non-U.S. Holder files a properly executed Form W-8ECI (or appropriate substitute form), as applicable with the payor. Any United States trade or business income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be applicable under an income tax treaty. A Non-U.S. Holder of shares who wishes to claim the benefit of an applicable treaty rate for dividends must provide a properly executed IRS Form W-8BEN (or appropriate substitute form), as applicable. In addition, a Non-U.S. Holder may under certain circumstances be required to obtain a United States taxpayer identification number and make certain certifications to us. Special procedures are provided for payments through qualified intermediaries. A Non-U.S. Holder of shares that is eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of amounts withheld at a higher rate by filing an appropriate claim for a refund with the IRS.

Sale, Exchange, Repurchase, Retirement or Conversion of the Notes or Shares

Except as described below and subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange, repurchase, retirement or other disposition of a Note or shares, or with respect to the conversion of a Note or receipt of cash instead of a fractional share upon conversion of a Note generally will not be subject to United States federal income tax, unless (i) such gain is United States trade or business income, (ii) subject to certain exceptions, the Non-U.S. Holder is an individual who holds the Note or shares as capital assets and is present in the United States for 183 days or more in the taxable year of the disposition, (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of United States tax law applicable to certain United States expatriates (including certain former citizens or residents of the United States), or (iv) we are a United States real property holding corporation within the meaning of Section 897 of the Code. We do not believe that we are currently a United States real property holding corporation within the meaning of Section 897 of the Code, or that we will become one in the future. Even if we were a United States real property holding corporation, gain arising from a disposition of our shares still would not be subject to tax if our shares were considered regularly traded under applicable Treasury Regulations on an established securities market, such as the Nasdaq Global Market, and a Non-U.S. Holder did not own, actually or constructively, more than 5% of the total fair market value of our common stock at any time during the five year period ending on the date of disposition.

Backup Withholding and Information Reporting

The Code and the Treasury Regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest (including payments attributable to accrued OID), dividends and proceeds paid by brokers to their customers. The required information returns enable the IRS to determine whether the recipient properly included the payments in income. This reporting regime is reinforced by “backup withholding” rules. These rules require the payors to withhold tax from payments subject to information reporting if the recipient fails to cooperate with the reporting regime by failing to provide his taxpayer identification number to the payor, furnishing an incorrect identification number, or repeatedly failing to report interest or dividends on his returns. The backup withholding tax rate is currently 28%. The backup withholding rules do not apply to payments to corporations, whether domestic or foreign. Payments of interest (including payments attributable to accrued OID), dividends to individual United States Holders of Notes or common stock will generally be subject to information reporting, and will be subject to backup withholding unless the holder provides us or our paying agent with a correct taxpayer identification number and complies with applicable certification requirements. Payments that are subject to withholding (such as liquidated damages as described above) are not subject to backup withholding.

To avoid backup withholding on payments of interest (including payments attributable to accrued OID) or dividends on the shares, a Non-U.S. Holder will have to certify its nonresident status. Some of the common means of doing so are described under “—Non-U.S. Holders—Original Issue Discount and Liquidated Damages.” We must report annually to the IRS the payments attributable to accrued OID and the dividends paid to each Non-U.S. Holder and the tax withheld, if any, with respect to such payments, including any tax withheld under the rules described above under “—Non-U.S. Holders—Liquidated Damages” and “—Non-U.S. Holders—Dividends on the Shares.” Copies of these reports may be made available to tax authorities in the country where the Non-U.S. Holder resides.

Payments made to United States Holders by a broker upon a sale of the Notes or the shares will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply, however, if the foreign broker is owned or controlled by United States persons, or is engaged in a United States trade or business.

Payments made to Non-U.S. Holders by a broker upon a sale of Notes or common stock will not be subject to information reporting or backup withholding as long as the Non-U.S. Holder certifies its foreign status.

Any amounts withheld from a payment to a holder of Notes or shares under the backup withholding rules can be credited against the United States federal income tax of the holder and may entitle the holder to a refund, provided that the required information is furnished to the IRS in a timely manner.

The preceding discussion of material United States federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to the particular tax consequences to it of purchasing, holding and disposing of the notes or shares, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

LEGAL MATTERS

Cooley Godward Kronish LLP, 4401 Eastgate Mall, San Diego, California 92121 will pass upon the validity of the Notes and the shares of common stock issuable upon conversion of the Notes being offered by this prospectus.

EXPERTS

The financial statements of Monogram Biosciences, Inc. for the years ended December 31, 2006 and 2005 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and schedule of Monogram Biosciences, Inc. for the year ended December 31, 2004, appearing in our Annual Report on Form 10-K for the year ended December 31, 2006, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by us at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at (800) SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including Monogram. The address of the Securities and Exchange Commission website is http://www.sec.gov.

Important Information Incorporated By Reference

The Securities and Exchange Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	Our Form 10-K Annual Report for the fiscal year ended December 31, 2006 and filed on March 9, 2007 (File No. 000-30369);

•	Our Form 10-K/A Amendment No. 1 to our Annual Report for the fiscal year ended December 31, 2006 and filed April 30, 2007 (File No. 000-30396);

•	Our Form 10-Q Quarterly Report for the quarter ended March 31, 2007 and filed on May 10, 2007 (File No. 000-30369);

•	Our Current Reports on Form 8-K (File No. 000-30369), filed on January 12, 2007, February 9, 2007, March 2, 2007 and July 5, 2007; and

•

The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on April 17, 2000 (File No. 000-30369), including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) after the date of the initial registration statement and prior to effectiveness of the registration statement, and all documents filed by us with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) from the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Monogram Biosciences, Inc.

345 Oyster Point Blvd.

South San Francisco, California 94080

(650) 635-1100

Attn: Investor Relations

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses payable by the registrant in connection with the sale of the common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the registration fee.

SEC Registration Fee	$921
Legal fees and expenses	$30,000
Accounting fees and expenses	$40,000
Printing and related expenses	$5,000
Miscellaneous	$4,079
Total	$80,000

Item 15.	Indemnification of Officers and Directors

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 145(g) of the DGCL provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Registrant’s bylaws and certificate of incorporation provide for the mandatory indemnification of its directors, officers, and to the extent authorized by the board of directors, employees and other agents, to the maximum extent permitted by the DGCL, and the Registrant has entered into agreements with certain of its officers and directors providing for their indemnification with respect to certain matters. The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended.

Item 16.	Exhibits

Exhibit Footnote	Exhibit Number

(1) 4.1	Amended and Restated Certificate of Incorporation, filed July 17, 2000.

(1) 4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed February 4, 2003.

(2) 4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed December 10, 2004.

(3) 4.4	Certificate of Ownership and Merger, filed September 6, 2005.

(1) 4.5	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed June 29, 2001.

(1) 4.6	Certificate of Correction to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed July 23, 2001.

(1) 4.7	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed March 22, 2002.

(1) 4.8	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed November 15, 2002.

(1) 4.9	Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed February 4, 2003.

(4) 4.10	Bylaws, as currently in effect.

(3) 4.11	Specimen Certificate of Common Stock.

(6) 4.12	Form of Indenture by and between Monogram Biosciences, Inc. and U.S. Bank National Association, as Trustee, entered into January 12, 2007.

(5) 5.1	Opinion of Cooley Godward Kronish LLP.

(6) 10.1	Securities Purchase Agreement, dated January 11, 2007, by and between Monogram Biosciences, Inc. and a qualified institutional buyer party thereto.

(6) 10.2	Registration Rights Agreement, dated January 11, 2007, by and between Monogram Biosciences, Inc. and a qualified institutional buyer party thereto.

(6) 10.3	Form of Subordination Agreement among Monogram Biosciences, Inc., Pfizer Inc. and U.S. Bank National Association, as Trustee.

(6) 10.4	Form of First Amendment to Note Purchase Agreement and Senior Note by and between Pfizer Inc. and Monogram Biosciences, Inc.

(6) 10.5	Form of Amended and Restated Monogram Biosciences, Inc. 3.0% Senior Secured Convertible Note Due May 19, 2010, issued to Pfizer, Inc.

(7) 12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

Exhibit Footnote	Exhibit Number

(7) 23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

(7) 23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

(5)23.3	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

(5)24.1	Power of Attorney (included in the signature page).

(1)	Filed as an exhibit to our Registration Statement on Form S-3 (No. 333-102995) and incorporated herein by reference.

(2)	Filed as an exhibit to our Current Report on Form 8-K filed on December 10, 2004 and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K filed on September 8, 2005 and incorporated herein by reference.

(4)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference.

(5)	Previously Filed .

(6)	Filed as an exhibit to our Current Report on Form 8-K filed on January 12, 2007 and incorporated herein by reference.

(7) Filed herewith.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described in Item 15 or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in our reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on July 5, 2007.

MONOGRAM BIOSCIENCES, INC.

By:	/s/ William D. Young
William D. Young
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM D YOUNG WILLIAM D. YOUNG	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	July 5, 2007

/S/ ALFRED G. MERRIWEATHER ALFRED G. MERRIWEATHER	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 5, 2007

* THOMAS R. BARUCH, J.D.	Director	July 5, 2007

* EDMON R. JENNINGS	Director	July 5, 2007

* WILLIAM J. JENKINS, M.D.	Director	July 5, 2007

* CRISTINA H. KEPNER	Director	July 5, 2007

JOHN D. MENDLEIN, J.D., PH.D.	Director

* DAVID H. PERSING, M.D., PH.D.	Director	July 5, 2007

*By:	/s/ Alfred G. Merriweather

Alfred G. Merriweather
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Footnote	Exhibit Number

(1) 4.1	Amended and Restated Certificate of Incorporation, filed July 17, 2000.

(1) 4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed February 4, 2003.

(2) 4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed December 10, 2004.

(3) 4.4	Certificate of Ownership and Merger, filed September 6, 2005.

(1) 4.5	Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed June 29, 2001.

(1) 4.6	Certificate of Correction to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, filed July 23, 2001.

(1) 4.7	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock, filed March 22, 2002.

(1) 4.8	Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed November 15, 2002.

(1) 4.9	Certificate of Amendment to Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock, filed February 4, 2003.

(4) 4.10	Bylaws, as currently in effect.

(3) 4.11	Specimen Certificate of Common Stock.

(6) 4.12	Form of Indenture by and between Monogram Biosciences, Inc. and U.S. Bank National Association, as Trustee, entered into January 12, 2007.

(5) 5.1	Opinion of Cooley Godward Kronish LLP.

(6) 10.1	Securities Purchase Agreement, dated January 11, 2007, by and between Monogram Biosciences, Inc. and a qualified institutional buyer party thereto.

(6) 10.2	Registration Rights Agreement, dated January 11, 2007, by and between Monogram Biosciences, Inc. and a qualified institutional buyer party thereto.

(6) 10.3	Form of Subordination Agreement among Monogram Biosciences, Inc., Pfizer Inc. and U.S. Bank National Association, as Trustee.

(6) 10.4	Form of First Amendment to Note Purchase Agreement and Senior Note by and between Pfizer Inc. and Monogram Biosciences, Inc.

(6) 10.5	Form of Amended and Restated Monogram Biosciences, Inc. 3.0% Senior Secured Convertible Note Due May 19, 2010, issued to Pfizer, Inc.

Exhibit Footnote	Exhibit Number

(7) 12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

(7) 23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

(7) 23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

(5)23.3	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1).

(5) 24.1	Power of Attorney (included in the signature page).

(1)	Filed as an exhibit to our Registration Statement on Form S-3 (No. 333-102995) and incorporated herein by reference.

(2)	Filed as an exhibit to our Current Report on Form 8-K filed on December 10, 2004 and incorporated herein by reference.

(3)	Filed as an exhibit to our Current Report on Form 8-K filed on September 8, 2005 and incorporated herein by reference.

(4)	Filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and incorporated herein by reference.

(5)	Previously filed.

(6)	Filed as an exhibit to our Current Report on Form 8-K filed on January 12, 2007 and incorporated herein by reference.

(7)	Filed herewith.